Exhibit 10.1
Execution Version

NOTE PURCHASE AGREEMENT
    Dated May 17, 2022
    by and among
SEASPAN HOLDCO III LTD.,
AS ISSUER,
SEASPAN CORPORATION,
AS GUARANTOR,
CITIBANK, N.A.,
AS NOTE ADMINISTRATIVE AGENT,

CITIBANK, N.A.,
AS REGISTRAR AND PAYING AGENT,

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH,
AS LEAD SUSTAINABILITY COORDINATOR,

AND
THE PURCHASERS PARTY TO THIS AGREEMENT FROM TIME TO TIME
$500,000,000
5.15% Series A Senior Secured Notes due September 5, 2032
5.29% Series B Senior Secured Notes due September 5, 2034
5.49% Series C Senior Secured Notes due September 5, 2037

Table of Contents
Section    Heading    Page

Schedule A    —    Defined Terms

SEASPAN HOLDCO III LTD.
5.15% Series A Senior Secured Notes due September 5, 2032
5.29% Series B Senior Secured Notes due September 5, 2034
5.49% Series C Senior Secured Notes due September 5, 2037
May 17, 2022
To Each of the Purchasers Listed in
    the Purchaser Schedule Hereto:
Ladies and Gentlemen:
Seaspan Holdco III Ltd., a corporation organized and existing under the laws of the Republic of the Marshall Islands with limited liability (the “Company”), and Seaspan Corporation, a corporation organized and existing under the laws of the Republic of the Marshall Islands with limited liability (the “Guarantor”), agrees with each of the Purchasers, Citibank, N.A., as administrative agent in respect of the Notes for the limited purposes set forth herein (the “Note Administrative Agent”), Citibank, N.A., as initial Registrar and Paying Agent, and Société Générale, a public limited company incorporated in France, acting through its Hong Kong Branch, as sole sustainability coordinator (in such capacity, the “Lead Sustainability Coordinator”) as follows:
SECTION 1.    Authorization of Notes.
The Company will authorize the issue and sale of $500,000,000 aggregate principal amount of its Senior Secured Notes consisting of (a) $240,000,000 aggregate principal amount of its 5.15% Series A Senior Secured Notes due September 5, 2032 (the “Series A Notes”), (b) $160,000,000 aggregate principal amount of its 5.29% Series B Senior Secured Notes due September 5, 2034 (the “Series B Notes”) and (c) $100,000,000 aggregate principal amount of its 5.49% Series C Senior Secured Notes due September 5, 2037 (the “Series C Notes” and, together with the Series A Notes and Series B Notes, as amended, restated or otherwise modified from time to time pursuant to Section 18 and including any such Notes issued in substitution therefor pursuant to Section 14, the “Notes”). The Notes of any Series shall be substantially in the form set out in Schedule 1 with respect to such Series. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 24.4 shall govern.
SECTION 2.    Sale and Purchase of Notes.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the applicable Series and in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
SECTION 3.    Closing.
Section 3.1.    Closing. The sale and purchase of the Series A Notes, the Series B Notes and the Series C Notes to be purchased by each Purchaser purchasing Notes of such Series shall occur at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001, at 10:00 a.m., New York City time, at a closing (the “Closing”) on or prior to August 3, 2022 as may be agreed upon by the Company and the Purchasers.
At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 13272800, account titled “Seaspan Holdco III May 2022 USPP” at Citibank, N.A., Address: 480 Washington Blvd., 30th Floor, Jersey City, New Jersey 07310, ABA: 0210-0008-9, SWIFT: CITIUS33. If at the Closing the Company shall fail to tender the applicable Notes to any Purchaser of such Notes as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.
SECTION 4.    Conditions to Signing Date and Closing.
Section 4.1.    Conditions to Signing Date. The obligations of each Purchaser under this Agreement are subject to the fulfilment to such Purchaser’s satisfaction of the following conditions:
(a)    Financing Documents. The Company shall have delivered or Made Available to such Purchaser copies of counterparts of each of the following documents duly executed by all parties thereto on or before the Signing Date:
(i)    this Agreement;
(ii)    the Intercreditor Agreement, together with an Additional Secured Debt Designation, a Reaffirmation Agreement and Intercreditor Joinder in respect of the Notes;
(iii)    any Intra Group Loan Agreement; and
(iv)    the Security Documents in effect as of the Signing Date, along with each notice and acknowledgement of assignment required to be served under any Security Document as of such date.

(b)    Corporate Documents. In respect of the Company and the Guarantor, such Purchaser shall have received prior to the Signing Date:
(i)    a copy, certified by a duly authorized representative of such Person to be a true, complete and up to date copy, of the constitutional documents of that Person;
(ii)    a copy, certified by a duly authorized representative of such Person to be a true copy and as being in full force and effect and not amended or rescinded, of a resolution of the board of directors of such Person:
(A)    approving the terms of, and the transactions contemplated by, the Financing Documents to which it is a party and resolving that it execute, deliver and perform the Financing Documents to which it is a party;
(B)    authorizing a Person or Persons to execute and deliver, on behalf of that Person, the Financing Documents to which it is party and any notices or other documents to be given pursuant thereto;
(iii)    a copy, certified by a duly authorized representative of that Person to be a true copy and as being in full force and effect and not amended or rescinded of the power of attorney (if any) issued by or on behalf of that Person, and not amended or rescinded, authorizing the execution by the attorneys named therein of the Financing Documents to which it is a party; and
(iv)    specimen signatures of the signatories of that Person (including any attorney named in the power of attorney referred to in paragraph (c) above), certified by an officer of that Person.
(c)    “Know Your Customer”.
(i)    Each of the Finance Parties shall have received satisfactory information in order to satisfy their respective “know your customer” requirements.
(ii)    To the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Signing Date, any Purchaser that has requested, in a written notice to the Company at least ten (10) days prior to the Signing Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Purchaser of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(d)    Opinions of Counsel. Such Purchaser shall have received each of the following, in form and substance satisfactory to such Purchaser, dated the Signing Date: (A) a legal opinion from Gibson, Dunn & Crutcher LLP, as New York special counsel for the Obligors, with respect to enforceability of this Agreement and such other matters as reasonably requested by the Purchasers (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (B) a legal opinion from Milbank LLP, as the Purchasers’ special counsel, with respect to enforceability of this Agreement and covering such other matters incident to such transactions as such Purchaser may reasonably request.
(e)    Fees and Expenses. Without limiting Section 16.1, the Company shall have paid on or before the Signing Date the fees, charges and disbursements of the Note Administrative Agent, the Paying Agent, the Registrar and Purchasers’ special counsel referred to in Section 4.1(d) to the extent reflected in a statement of the Note Administrative Agent, the Paying Agent, the Registrar or such counsel, as applicable, rendered to the Company at least one Business Day prior to the Signing Date.
(f)    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (or, if containing a materiality qualifier, shall be true and correct in all respects) at the Signing Date.
(g)    No Default. At the time of, and immediately after giving effect to, the Signing Date, No Default, Event of Default or Cash Sweep Event under the Program Debt Documents shall have occurred and be continuing.
(h)    Other Documents. The Purchasers of the Notes shall have received such other documents as such Purchasers may reasonably request.
(i)    Security; Guarantees; Lien Searches.
(i)    A valid and perfected first priority security interest in the Security Assets purported to be created by the Security Documents shall have been created and perfected in favor of the Security Trustee for the benefit of the Secured Parties, and, upon execution and delivery of the documents referred to in clause (b) of Section 4.1 and payment by such Purchaser of the purchase price in respect of the Notes purchased by such Purchaser, such Purchaser shall (A) have become a Secured Party, (B) benefit from such Security Interests pro rata and on a pari passu basis along with the other Secured Parties in accordance with the Security Documents and the Intercreditor Agreement and (C) benefit from the guarantees (the “Program Debt Guarantees”) issued by the Guarantor and each other “Guarantor” (as defined in the Intercreditor Agreement) pursuant to the Intercreditor Agreement pro rata and on a pari passu basis along with the other Secured Parties.
(ii)    Such Purchaser shall have received customary reports of recent searches of UCC (or reasonably equivalent) financing statements, ship mortgage and fixture filings and judicial and tax lien filings that have been made with respect to any personal or mixed property of each Obligor in the jurisdiction of formation or organization of such Obligor or where a filing has been or would need to be made in order to perfect the Security Trustee’s security interest in the Security Interests purported to be created by the Security Documents, including in the Approved Flag States in which the Vessels are registered, together with copies of all filings disclosed by such searches.

(j)    Officer’s Certificates. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Signing Date, certifying that the conditions specified in Sections 4.1(f), 4.1(g) and 4.1(l) have been fulfilled.
(k)    Management Agreement. The Company shall have delivered or Made Available to each Purchaser a certified copy of the Management Agreement in respect of each Collateral Vessel.
(l)    Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
(m)    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.2.    Conditions to Closing. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfilment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
(a)    Occurrence of the Signing Date. The Signing Date shall have occurred.
(b)    Financing Documents and Management Agreements. Such Purchaser shall have received copies of any Financing Documents and Management Agreements in respect of each Collateral Vessel entered into following the Signing Date.
(c)    Opinions of Counsel.
(i)    Such Purchaser shall have received each of the following, in form and substance satisfactory to such Purchaser, dated the Signing Date: (A) (1) a reliance letter with respect to the legal opinion from Oxton Law, Marshall Islands special counsel, as to matters of Marshal Islands law issued on May 21, 2021, (2) a reliance letter with respect to legal opinions from Singapore counsel as to matters of Singapore law issued on March 23, 2020 and May 19, 2021, (3) a reliance letter with respect to legal opinions from Bermudan counsel as to matters of Bermudan law issued on June 12, 2019 and May 19, 2021, (4) a reliance letter with respect to legal opinions from Hong Kong counsel as to matters of Hong Kong law issued on June 12, 2019, June 13, 2019, June 19, 2019, June 20, 2019, June 27, 2019, August 9, 2019, August 12, 2019, August 19, 2019, August 22, 2019, October 3, 2019, October 4, 2019, November 4, 2019, November 8, 2019, December 11, 2019, January 15, 2020, May 22, 2020 and May 19, 2021, (5) a reliance letter with respect to the legal opinion from British Columbian counsel as to matters of British Columbia law issued on June 12, 2019, (6) a reliance letter with respect to the legal opinion from Malta counsel as to matters of Malta law issued on June 4, 2021 and July 16, 2021, and (7) a legal opinion from Gibson, Dunn & Crutcher

LLP, as New York special counsel for the Obligors, with respect to enforceability of the Notes and such other matters as reasonably requested by the Purchasers but not to include usuary opinions, non-contravention with other indebtedness of the Obligors and collateral perfection or creation opinions (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (B) a legal opinion from Milbank LLP, the Purchasers’ special counsel, with respect to enforceability of the Notes and covering such other matters incident to such transactions as such Purchaser may reasonably request.
(ii)    Such Purchaser shall have received (A) copies of each legal opinion previously delivered to the Security Trustee in respect of the Security Interests purported to be granted by the Security Documents and (B) if required, reliance letter(s) issued by Marshall Islands, Singapore, Bermudan, Hong Kong, British Columbian and Malta counsel and/or such other counsel as may be relevant with respect to any previous legal opinion(s) issued on matters of law in such other jurisdiction.
(d)    Fees and Expenses. Without limiting Section 16.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Note Administrative Agent, the Paying Agent, the Registrar and Purchasers’ special counsel referred to in Section 4.2(c) to the extent reflected in a statement of the Note Administrative Agent, the Paying Agent, the Registrar or such counsel, as applicable, rendered to the Company since the Signing Date at least one Business Day prior to the Closing.
(e)    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (or, if containing a materiality qualifier, shall be true and correct in all respects) at the Closing.
(f)    No Default. No Default, Event of Default or Cash Sweep Event under the Program Debt Documents is outstanding or would result from the issuance and sale of the applicable Notes.
(g)    Other Documents. The Purchasers of the Notes shall have received such other documents as such Purchasers may reasonably request.
(h)    Certificates.
(i)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.2(e), 4.2(f), 4.2(i) and 4.2(l) have been fulfilled.
(ii)    Compliance Certificate. A Compliance Certificate signed by the Company and certifying, taking account of the issuance and sale of the Notes on a pro forma basis: (A) the BB Ratio and that no BB Event will occur or is continuing (including confirmation as to any Excluded Collateral Vessels or exclusions of Asset Values due to any Concentration Limit Event); (B) the DSCR Ratio and that no DSCR Cash Sweep Event will occur or is continuing; (C) compliance with the Guarantor Financial Covenants; (D) compliance with the

Concentration Limit Requirements; and (E) compliance with the Hedging Requirement.

(i)    Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any Applicable Law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any Tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
(j)    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.
(k)    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.
(l)    Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the Signing Date.
(m)    Closing Instructions. At least five (5) Business Days prior to the date of the Closing, each Purchaser purchasing Notes at the Closing shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number/Swift Code/IBAN and (iii) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five (5) Business Days prior to the date of the Closing. Each Purchaser has the right, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $1.00) to the account identified in such written instructions no later than two (2) Business Days prior to the date of the Closing. If a Purchaser delivers a micro deposit, a Responsible Officer shall verify (in a manner reasonably requested by such Purchaser) the receipt and amount of the micro deposit to such Purchaser if such verification is requested by such Purchaser prior to the date of the Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against such Purchaser’s purchase price of the Notes.

(n)    Ratings. Prior to the Closing, the Company (i) shall deliver, or cause to be delivered, to the Purchasers a copy of a letter issued by KBRA assigning a Credit Rating of at least “BBB” to the Notes and (ii) shall have used commercially reasonable efforts to deliver, or cause to be delivered, the related Private Rating Rationale Report with respect to such Credit Rating.
(o)    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
(p)    Schedules. Such Purchaser shall have received, in each case in form and substance satisfactory to such Purchaser, an updated Schedule A-2, Schedule 5.32, Schedule 5.40 and Schedule 10.9 as is necessary to make the information contained therein and the representations and warranties contained herein accurate as of the Closing.
SECTION 5.    Representations and Warranties of the Company.
The Company represents and warrants with respect to itself and each other Obligor to each Purchaser that, as of the date of each of the Signing Date and the Closing and, in respect of the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 5.8, 5.9, 5.11, 5.12, 5.16, 5.17, 5.21, 5.22, 5.27, 5.29, 5.30, 5.32(a), 5.33, 5.34 and 5.35 and in the second sentence of Section 5.39(a), as of each Payment Date:
Section 5.1.    Status. (a) Each Obligor is a corporation, duly incorporated and validly existing under the laws of the Republic of the Marshall Islands, or in relation to any applicable Vessel Owner, Singapore (or such other jurisdiction either as may be acceptable pursuant to the Requisite Program Debt, subject to Section 24.9, or as may be acceptable to the Required Holders), and (b) each Obligor has the power to own its assets and carry on its business as it is being conducted.
Section 5.2.    Power and Authority. Each Obligor has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of, the Financing Documents to which it is or will be a party and the transactions contemplated by those Financing Documents.
Section 5.3.    Legal Validity. The obligations expressed to be assumed by each Obligor in each Financing Document to which it is a party are legal, valid, binding and enforceable obligations, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 5.4.    Non-Conflict. The entry into and performance by each Obligor of, and the transactions contemplated by, the Financing Documents to which it is a party do not conflict in any material respect with: (a) any law or regulation applicable to it; (b) its constitutional documents; or (c) any document which is binding upon it or any of its assets that, in the case of this clause (c), would reasonably be expected to cause a Material Adverse Effect.
Section 5.5.    No Default. No Default or Event of Default is continuing or will result from the execution of, or the performance of any transaction contemplated by, any Financing Document. No other event is outstanding which constitutes a default under any document which is binding on any Obligor or any of its assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.
Section 5.6.    Authorizations. All consents, approvals, authorizations, registrations, filings or declarations required by any Obligor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Financing Documents have been obtained or effected (as appropriate) and are in full force and effect.
Section 5.7.    Financial Statements. The Company has delivered or Made Available to each Purchaser copies of the Original Financial Statements. Such financial statements, together with any other financial information of the Guarantor supplied or Made Available to the Note Administrative Agent by the Company or the Guarantor: (a) have been prepared in accordance with GAAP, consistently applied; (b) have been audited in accordance with GAAP; and (c) fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements or other information.
Section 5.8.    Disclosure. The Company has delivered or Made Available to each Purchaser a copy of the “Sustainability-Linked USPP” Investor Presentation, dated April 2022 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the Original Financial Statements, the consolidated financial statements of the Guarantor for the financial years ended 31 December 2020 and 31 December 2021, any financial statements provided pursuant to Section 7.1(a) and the documents, certificates or other writings delivered or Made Available to the Purchasers by or on behalf of the Company prior to the Signing Date or the Closing in connection with the transactions contemplated hereby (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered or Made Available to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents; provided that no representation is made as to any projections included in the Disclosure Documents other than that such projections are based on information that the Company reasonably believes to be accurate and were calculated in a manner that the Company believes to be reasonable.
Section 5.9.    No Material Adverse Effect. There has been no Material Adverse Effect since the date of the Original Financial Statements.

Section 5.10.    Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including, but not limited to, investigative proceedings) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any Obligor.
Section 5.11.    Ranking of Obligations. The Company’s and each other Obligor’s payment obligations under this Agreement, the Notes and the other Financing Documents will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other present and future unsecured and unsubordinated payment obligations of such Person, except for obligations mandatorily preferred by law applying to companies generally.
Section 5.12.    Taxes. Each Obligor has filed all Tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been established, and except where failure to file such returns or pay such Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.13.    Taxes on Payments. Assuming for these purposes that no Purchaser is based or conducting business in the Republic of the Marshall Islands or Hong Kong, all amounts payable by any Obligor to the Finance Parties under the Financing Documents and the Related Contracts may be made without any deduction or withholding for any Taxes.
Section 5.14.    Stamp Duties. Except as notified in writing to the Note Administrative Agent by any Obligor, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Financing Document or Related Contract.
Section 5.15.    Environment. Except as may already have been disclosed by the Company in writing to the Note Administrative Agent: (a) each Vessel Owner and its Environmental Representatives have, without limitation, complied with the provisions of all applicable Environmental Laws in relation to each Collateral Vessel in all material respects; (b) each Vessel Owner and its Environmental Representatives have obtained all requisite Environmental Approvals in relation to each Collateral Vessel and are in compliance with such Environmental Approvals; (c) no Vessel Owner or any of their Environmental Representatives have received notice of any Environmental Liability in relation to a Collateral Vessel which alleges that a Vessel Owner is not in compliance in all material respects with applicable Environmental Laws in relation to such Collateral Vessel or Environmental Approvals in relation to such Collateral Vessel; (d) there is no Environmental Liability in relation to any Collateral Vessel pending or, to the knowledge of the Company, threatened which is such that a first class Vessel Owner or operator of vessels such as the Collateral Vessels, making all due enquiries and complying in all respects with its obligations under the ISM Code, ought to have known about; and (e) there has been no release of Hazardous Materials by or in respect of any Collateral Vessel about which a first class borrower or operator of vessels such as the Collateral Vessels making all due enquiries and complying in all respects with its obligations under the ISM Code ought to have known about.
Section 5.16.    Security Interests. No Security Interest exists over any Obligors’ assets which would cause a breach of Section 10.1.
Section 5.17.    Security Assets. Each Obligor is solely and absolutely entitled to the Security Assets over which it has or will create any Security Interest pursuant to the Security Documents to which it is, or will be, a party and there is no agreement or arrangement, under which it is obliged to share any proceeds of or derived from such Security Assets with any third party.
Section 5.18.    Collateral Vessel. (a) Each Collateral Vessel is operational, seaworthy and fit for service and is registered in the name of the applicable Vessel Owner at the relevant registry in the Approved Flag State; and (b) except as approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders, there are no arrangements under which Earnings of any Collateral Vessel may be shared with anyone else.
Section 5.19.    ISM Code and ISPS Code compliance. In respect of each Collateral Vessel, the relevant Vessel Owner is in compliance with the ISM Code and ISPS Code in respect of that Collateral Vessel in all material respects.
Section 5.20.    Related Contracts. The copies of the Obligatory Insurances, Management Agreement (including the joinders thereto), Eligible Charters and Charter Guarantees provided or Made Available to the Purchasers prior to the Signing Date or the Closing are correct and complete (and there have been no material amendments thereto) as of the Signing Date and Closing, as applicable.
Section 5.21.    Money Laundering. Neither the issuance of the Notes nor the performance of any of the Obligors’ respective obligations under the Financing Documents or Related Contracts will involve any breach by the Obligors or any of their respective Subsidiaries of any money laundering or terrorism financing statutes of the United States of America, Canada or any other jurisdictions where the Obligors or any of their respective Subsidiaries conduct business, the rules and regulations thereunder or any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”).
Section 5.22.    Anti-Corruption and Sanctions. (a) Each Obligor is conducting and will continue to conduct its business in compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (b) each Obligor has implemented, maintained, and will continue to maintain in effect policies and procedures to promote and achieve its compliance and the compliance by its directors, officers, employees, and agents, with Anti-Money Laundering Laws and Anti-Corruption Laws; (c) none of the Obligors or any of their subsidiaries or any of their respective directors or officers is, or, to the knowledge of the Obligors, is owned or controlled by, a Sanctioned Person, or located, organized, or resident in a Sanctioned Jurisdiction; (d) no proceeds of the Notes will be Made Available, directly or indirectly, to or for the benefit of, or used to fund any activities with or business of, a Sanctioned Person, or in any Sanctioned Jurisdiction, or otherwise applied in a manner or for a purpose prohibited by Sanctions or Anti-Corruption Laws, or which would result in a violation of Sanctions by any Person (including any Person participating in the issuance, offering or funding of the Notes, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise); (e) each Obligor and each of their Subsidiaries is in compliance with all Sanctions, is not, to the best of its knowledge and belief, under investigation for an alleged violation of Sanctions, and has implemented policies and procedures to promote and achieve compliance with Sanctions in line with the requirements of this Agreement; (f) each Obligor and each of their Subsidiaries shall not fund all or part of any repayment required to be made pursuant to the Notes out of proceeds directly or indirectly derived from any business, activities or transactions which would be prohibited by Sanctions or which would otherwise cause any Person or any Finance Party to be in breach of Sanctions or to otherwise become the subject or target of Sanctions; and (g) each Obligor and each of their Subsidiaries shall not (and shall procure that no Charterer of any Collateral Vessel will) operate, possess, use, dispose of or otherwise deal with, or procure or allow the ownership, operation, possession, use, disposal of or any other dealing with, each Collateral Vessel or part thereof for any purpose or to any Person which would violate or cause any Finance Party to violate, when and as applicable, any Sanctions, any Anti-Money Laundering Law or any Anti-Corruption Laws, in each case applicable to it.
Section 5.23.    Compliance with Laws. To the best of the Company’s knowledge and belief, each Obligor is in compliance in all material respects with all laws and regulations applicable to it and is not under investigation for an alleged violation thereof.
Section 5.24.    Investment Company Act. No Obligor is required to register as an “investment company,” as defined in the United States Investment Company Act of 1940, as amended without reliance on Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act. No Obligor is a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (commonly referred to as the “Volcker Rule”). In making this determination, the Company has made this determination on the basis that no Obligor falls within the definition of “investment company” in Section 3(a)(1) of the Investment Company Act, although other bases or exceptions may be available. No Obligor is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.
Section 5.25.    Regulation T, U and X. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board). No proceeds of the Notes will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Federal Reserve Board) or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).
Section 5.26.    Insolvency. (a) No Obligor is unable, nor admits or has admitted its inability, to pay its debts as such debts become due or has suspended making payments on any of its debts; (b) no Obligor, by reason of actual or anticipated financial difficulties has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; (c) the value of the assets of the Company is not less than its liabilities (taking into account contingent and prospective liabilities); (d) no moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any Obligors’ Indebtedness; and (e) no reorganization or liquidation of any Obligor has occurred.
Section 5.27.    Immunity. The execution by each Obligor of each Financing Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each such Financing Document will constitute, private and commercial acts performed for private and commercial purposes. No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Financing Document.
Section 5.28.    Private Offering by the Obligors. None of the Obligors nor anyone acting on any of their behalves has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 85 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. None of the Obligors nor anyone acting on any of their behalves has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction, including the jurisdiction of organization of the Company.
Section 5.29.    Jurisdiction and Governing Law. Each of the following are legal, valid and binding under the Laws of each Obligor’s jurisdiction of incorporation: (a) its irrevocable submission under this Agreement to the jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; (b) its agreement that this Agreement is governed by the law of the State of New York; and (c) its agreement not to claim any immunity to which it or its assets may be entitled. Any judgment obtained in the State of New York will be recognized and be enforceable by the courts of each Obligor’s jurisdiction of incorporation, subject to any statutory or other conditions of such jurisdiction.
Section 5.30.    Accounts. Except for the Charged Accounts, no Obligor (other than the Guarantor) has opened or instructed any other Person to open, any accounts.
Section 5.31.    Charters. On each of the Signing Date and the date of the Closing, each Eligible Charter relating to a Collateral Vessel is in full force and effect.
Section 5.32.    Ownership.
(a)    The Company is a wholly owned Subsidiary of the Guarantor. Each Vessel Owner is a wholly owned Subsidiary of the Company. No Obligor (other than the Guarantor) has any Subsidiaries other than Subsidiaries which are themselves Obligors.
(b)    Schedule 5.32 contains (except as noted therein) complete and correct lists of (i) the Obligors, showing, as to each Obligor, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Obligor, and (ii) the Company’s directors and senior officers.
(c)    All of the outstanding shares of capital stock or similar equity interests of each Obligor shown in Schedule 5.32 as being owned by the Company or another Obligor have been validly issued, are fully paid and non-assessable and are owned by the Company or another Obligor free and clear of any Lien that is prohibited by this Agreement.
(d)    No Obligor which is a Subsidiary of the Company is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.32 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.33.    Use of Proceeds. The proceeds of the Notes will be used by the Company (a) to repay a portion of the existing Program Debt, (b) to finance or refinance in part the acquisition of the Collateral Vessels purchased or to be purchased by the Vessel Owners, (c) for the payment or reimbursement of transaction fees and expenses incurred in connection with the Signing Date and the Closing and (d) for general corporate purposes of the Company and the Guarantor.
Section 5.34.    Special Purpose Representations. Except, in each case, with respect to the Guarantor (a) no Obligor has any employees; (b) no Obligor is a party to any contract or agreement with any Person, or has conducted any business, or has otherwise created or incurred any liability to any Person, other than in connection with the acquisition, chartering and disposition of the Security Assets, the issuance of Notes or otherwise as permitted by the Financing Documents and activities ancillary thereto; (c) no Obligor is a partner or joint venturer in any partnership or joint venture; and (d) each Obligor has complied in all material respects with all corporate and/or other legal formalities required by its certificate of incorporation, certificate of formation and by-laws, operating agreement, memorandum and articles of association, constitution or similar formation documents, as applicable, and as duly amended prior to the Signing Date or the Closing, and by Applicable Law, including, among other things, the observance of all restrictions on activity and corporate or other legal form of each such entity's organizational documents.
Section 5.35.    Separateness.
(a)    The Company, on behalf of each Obligor (other than the Guarantor) represents that it conducts its business such that it is a separate and readily identifiable business from, and independent of, any Person that is not a Subsidiary, including the Guarantor and each seller under a Purchase Agreement and their respective affiliates (collectively, “Unrelated Parties”), and further covenants as follows:
(i)    each Obligor (other than the Guarantor) observes all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each Unrelated Party;

(ii)    each Obligor (other than the Guarantor) maintains its assets and liabilities separate and distinct from those of each Unrelated Party other than the Company, and will not commingle its assets with those of any Unrelated Party other than the Company;
(iii)    each Obligor (other than the Guarantor) maintains its accounts and funds separate and distinct from the accounts and funds of each Unrelated Party other than the Company and will receive, deposit, withdraw and disburses its funds separately from any funds of any Unrelated Party other than the Company;
(iv)    each Obligor (other than the Guarantor) maintains records, books, accounts and minutes separate from those of any Unrelated Party;
(v)    each Obligor (other than the Guarantor) conducts its own business in its own name, and not in the name of any Unrelated Party;
(vi)    each Obligor (other than the Guarantor) maintains an arm’s-length relationship with its Affiliates;
(vii)    each Obligor (other than the Guarantor) maintains separate financial statements from each Unrelated Party, or if part of a consolidated group, then it will be shown as a separate member of such group;
(viii)    each Obligor (other than the Guarantor) pays its own liabilities and obligations out of its own funds, whether in the ordinary course of business or not, as a legal entity separate from each Unrelated Party, provided that liabilities and obligations of Vessel Owners may be paid by Company;
(ix)    each Obligor (other than the Guarantor) uses separate stationery, invoices and checks from those of each Unrelated Party;
(x)    each Obligor (other than the Guarantor) holds itself out as a separate entity, and shall correct any known misunderstanding regarding its status as a separate entity;
(xi)    each Obligor (other than the Guarantor) has not agreed to pay or become liable for any Indebtedness of any Unrelated Party;
(xii)    each Obligor (other than the Guarantor) has not held out that it is a division of any Unrelated Party, or that any Unrelated Party is a division of it;
(xiii)    each Obligor (other than the Guarantor) has not induced any third party to rely on the creditworthiness of any Unrelated Party other than the Guarantor in order that such third party will be induced to contract with it;
(xiv)    each Obligor (other than the Guarantor) has not entered into any transactions between it and any Unrelated Party that are more favorable to the Unrelated Party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any agreements in effect on the Signing Date;

(xv)    each Obligor (other than the Guarantor) observes all corporate or other procedures, including minimum capitalization requirements, required under Applicable Law and under its constitutive documents; and
(xvi)    each Obligor’s (other than the Guarantor) directors acts in accordance with their duties at law and to exercise independent judgment, and shall not breach those duties or act solely in accordance with any direction, opinion, recommendation or instruction of any Unrelated Party in relation to the approval or rejection of, or the exercise of any voting power in relation to, any transaction approval requirements.
(b)    The Company generally carries on its business and manages its affairs as an independent business separate and identifiable from the business of each Unrelated Party and any other Person.
Section 5.36.    Beneficial Ownership Certification. As of each of the Signing Date and the date of the Closing, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Signing Date and the date of the Closing, respectively, to any Purchaser in connection with this Agreement is true and correct in all respects.
Section 5.37.    Title to Property; Leases. The Company and the Obligors have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.7 or purported to have been acquired by the Company or any Obligor after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.38.    Licenses, Permits, Etc.
(a)    The Obligors own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    To the best knowledge of the Company, no product or service of the Obligors infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    To the best knowledge of the Company, there is no violation by any Person of any right of the Obligors with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Obligors, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.39.    Benefit Plan Compliance.
(a)    Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or section 4975 of the Code (a “U.S. Plan”). Neither the Company nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in section 4975 of the Code) with respect to any U.S. Plan.
(b)    The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than $10,000,000. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.
(d)    All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or Applicable Laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.
Section 5.40.    Existing and Future Indebtedness.
(a)    Except as described therein, Schedule 5.40 sets forth a complete and correct list of (x) all outstanding Indebtedness of the Company and its Subsidiaries and (y) all Material outstanding Indebtedness of the Guarantor, in each case, as of December 31, 2021 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantees thereof) since which date, except as set forth on such Schedule, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Obligors. No Obligor is in default and no waiver of default is currently in effect in the payment of any principal or interest on any such Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    No Obligor (other than the Guarantor) is party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Obligor, except as disclosed in Schedule 5.40.
SECTION 6.    Representations of the Purchasers.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Accredited Investor. Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act). Each Purchaser further severally represents that the Company has made available to it, a reasonable time prior to the consummation of the transactions contemplated by this Agreement, the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Notes that it is purchasing or shall purchase and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense; provided that the foregoing shall not be construed as limiting the ability of any Purchaser to rely on the representations and warranties of the Obligors contained in this Agreement or any other document related thereto.
Section 6.3.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
SECTION 7.    Information as to Company.
Section 7.1.    Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):
(a)    Financial Statements — (i) the audited consolidated financial statements of the Guarantor for each of its financial years ending after the Signing Date; and (ii) quarterly consolidated statements of the Guarantor for each quarter of each of their financial years ending after the Signing Date. All financial statements must be supplied promptly after they are available and: (A) in the case of audited financial statements, within one hundred eighty (180) days of the end of the relevant financial period; and (B) in the case of quarterly financial statements, within ninety (90) days of the end of the relevant financial period. The Company must ensure that each set of the financial statements supplied under this Agreement fairly represents in all material respects the financial condition (consolidated or otherwise) of the Guarantor as at the date to which those financial statements were drawn up, subject, in the case of interim financial statements, to year-end adjustments and the absence of footnotes. The Company must notify each Purchaser and each holder of a Note of any material change to the basis on which the Guarantor’s audited financial statements are prepared. If requested by the Note Administrative Agent or the Required Holders, the Company must supply or procure that the following are supplied to each Purchaser and each holder of a Note: (i) a full description of any material change notified above; and (ii) sufficient information to enable such holder to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to each Purchaser and each holder of a Note under this Agreement. If requested by the Note Administrative Agent or the Required Holders, the Guarantor must enter into discussions for a period of not more than thirty (30) days with a view to agreeing to any amendments required to be made to this Agreement to place the Purchasers in the same position as it would have been in if the material change had not happened. If no such agreement is reached on the required amendments to this Agreement, the Company must ensure that the Guarantor’s or its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the parties hereto. The annual financial statements referenced in clause (i) of the first sentence of this Section 7.1(a) shall be accompanied by an opinion thereon (without any qualification or exception, including as to the scope of the audit on which such opinion is based) of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances.

(b)    Notice of Default or Event of Default — (i) promptly upon becoming aware of its occurrence, notice of any Default or Event of Default (and the steps, if any, being taken to remedy it) and (ii) promptly on request by the Note Administrative Agent or the Required Holders, but not more often than once in any 3 month period, unless the Note Administrative Agent or the Required Holders, acting reasonably, believe an Event of Default has occurred and is continuing (in which event the Note Administrative Agent or the Required Holders shall specify the applicable Event of Default and shall be entitled to make such requests as and when it reasonably considers or they reasonable consider it appropriate to do so), a certificate, signed by two (2) of the Company’s authorized signatories on the Company’s behalf, certifying that no Event of Default is continuing or, if an Event of Default is continuing, specifying the Event of Default and the steps, if any, being taken to remedy such Event of Default.
(c)    Benefit Plan Matters — promptly, and in any event within five (5) days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
(d)    Notices from Governmental Authority — promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(e)    Resignation or Replacement of Auditors — within ten (10) days following the date on which the Guarantor’s auditors resign or the Guarantor elects to change auditors, as the case may be, notification thereof, together with such further information as the Note Administrative Agent or the Required Holders may reasonably request;
(f)    Miscellaneous Information —
(i)    information with respect to the Collateral Vessels reasonably requested by the Note Administrative Agent and copies of any publicly available information regarding the Obligors;
(ii)    promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it and which would reasonably be expected, if adversely determined, to have a Material Adverse Effect;
(iii)    promptly upon becoming aware of them, details of any claim, lawsuit, action, proceedings or investigation which are current, threatened or pending against it with respect to Sanctions or Anti-Corruption Laws; and
(iv)    promptly on request by the Note Administrative Agent or any Purchaser or Holder (A) such further information, in sufficient copies for all holders of Notes, regarding the financial condition and operations of the Obligors as any such Purchaser or holder may reasonably request and (B) information and documentation reasonably requested by the Note Administrative Agent or any such Purchaser or Holder for purposes of compliance with the Beneficial Ownership Regulation; and
(g)    Step-Up Events — promptly, and no later than five (5) Business Days after a Step-Up Event Date or a Step-Up Event Cessation Date, notice of such Step-Up Event Date or Step-Up Event Cessation Date, together with a certificate executed by both the Company and the Guarantor (i) solely in the case of a Step-Up Gearing Event Date or a Step-Up Gearing Event Cessation Date, certifying the Guarantor’s Total Borrowings and Total Assets both immediately before and immediately after giving effect to such Step-Up Gearing Event Date or such Step-Up Gearing Event Cessation Date, respectively, (ii) specifying the adjustment to the Interest Rate resulting from such Step-Up Event Date or Step-Up Event Cessation Date (determined in accordance with clause (c) of each of the following definitions: “Series A Note Interest Rate”, “Series B Note Interest Rate” and “Series C Note Interest Rate”) and the Payment Date on which such adjustment shall take effect, and (iii) solely in the case of a Step-Up Ratings Event Date or a Step-Up Ratings Event Cessation Date, attaching all credit ratings from KBRA (or, if applicable, the Replacement NRSRO (as defined below)) with respect to the Notes in effect as of such Step-Up Ratings Event Date or such Step-Up Ratings Event Cessation Date, respectively.
Section 7.2.    Compliance Certificate. The Company will deliver to the Holders a Compliance Certificate certified by the Company and the Guarantor in the form set out in Schedule 7.2 on the following dates:
(a)    within two (2) Business Days following each Determination Date;
(b)    five (5) days prior to a Vessel Disposition and if any related Net Sale Proceeds shall be used by the Company in making a prepayment in accordance with this Agreement and Section 4.02(e) of the Intercreditor Agreement, as of the date of such prepayment; or
(c)    the date of any Total Loss of a Collateral Vessel (as determined by the Note Administrative Agent and notified to the Company);
(d)    five (5) days prior to a Vessel Substitution Date;
(e)    upon the release of any Security Assets; and
(f)    on the Closing.
Each Compliance Certificate supplied by the Company and the Guarantor shall, amongst other things, set out (in reasonable detail) computations as to compliance with the financial covenants set forth in Section 10.9 below and the Concentration Limit Requirements and must be signed by an officer of the Guarantor.
Section 7.3.    Valuation.
(a)    The valuation of a Collateral Vessel shall be the mean average of two valuations each certified in Dollars and carried out by two of the Approved Valuers (without physical inspection of the relevant Collateral Vessel), reporting to the Holders by way of written reports in form and substance satisfactory to the Note Administrative Agent (acting reasonably) on the basis of a sale for prompt delivery of the Collateral Vessel for cash (free of Security Interests), on a without charter basis and at arm's-length on normal commercial terms as between willing seller and buyer.
(b)    There shall be deducted from any value or valuation produced in accordance with this Section 7.3 an amount equal to the sum of (i) the amount which is owing at such time plus (ii) the amount which is scheduled to become due prior to the due date of the next valuation pursuant to clause (d) of this Section 7.3, in each case under the foregoing clauses (b)(i) and (ii), solely to the extent such amount is secured on the Collateral Vessel concerned by any prior or equal ranking Security Interest (other than in favor of the Security Trustee to secure the Secured Obligations).
(c)    In respect of the Collateral Vessels, the Company will procure updated valuations on the basis described in this Section 7.3 every six months as of December 31 and June 30, provided that if a BB Event occurs and is not cured on the immediately succeeding Payment Date, the Company shall procure updated valuations on each Determination Date until such BB Event is cured. Such valuations shall be (or have been) used as the basis for determining the BB Ratio and shall be attached to each Compliance Certificate delivered pursuant to Section 7.2.
(d)    The Company will procure in favor of the Note Administrative Agent and the Approved Valuers, all such information as they may reasonably require in order to effect such valuations.
(e)    All valuations shall be at the expense of the Company.
(f)    Any valuation under this Section 7.3 shall be binding and conclusive (save for manifest error).
Section 7.4.    Visitation. Upon the request of the Note Administrative Agent, the Obligors shall provide the Note Administrative Agent and any of its representatives, professional advisors and contractors with access to, and permit inspection of, its books and records, in each case at reasonable times and upon reasonable notice; provided that unless an Event of Default has occurred and is continuing, such inspections shall not occur more than one time during any calendar year.
Section 7.5.    Electronic Delivery.
(a)    Financial statements, opinions of independent certified public accountants, other information and Compliance Certificates that are required to be delivered by the Company or any other Obligor or the Manager (the “Required Information”) shall be deemed to have been delivered if the documents required to be delivered are: (i) delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such Purchaser or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company; or (ii) timely Made Available to each Purchaser or holder; provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); provided further, that in the case of clause (ii), the

Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or availability in connection with each delivery; and provided further, that upon request of the Note Administrative Agent or any Purchaser or Holder to receive copies of such forms, financial statements, other information and Officer’s Certificates by e-mail, the Company will promptly e-mail them to such holder.
(b)    Notwithstanding anything to the contrary in this Section 7, the Company may deliver the Required Information to the Note Administrative Agent for further delivery to the Holders in a manner permitted by this Section 7 and, upon such delivery, shall be deemed to have satisfied its delivery obligations hereunder. The Note Administrative Agent shall promptly deliver to the Holders any such information delivered by the Company in accordance with this Section 7.5.
Section 7.6.    Limitation on Disclosure Obligation. The Company shall not be required to disclose the following information pursuant to Section 7.1(b)(i)(x), 7.1(f) or 7.3:
(i)    information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by Applicable Law or regulations without making public disclosure thereof; or
(ii)    information that, notwithstanding the confidentiality requirements of Section 21, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.
Promptly after determining that the Company is not permitted to disclose any information as a result of the limitations described in this Section 7.6, the Company will provide each of the holders with an Officer’s Certificate describing generally the requested information that the Company is prohibited from disclosing pursuant to this Section 7.6 and the circumstances under which the Company is not permitted to disclose such information. Promptly after a request therefor from any Purchaser or Holder that is an Institutional Investor, the Company will provide such Holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.6.
SECTION 8.    Payment and Prepayment of the Notes.
Section 8.1.    Payment at Maturity. The entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than five percent (5%) of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with accrued interest on the amount so prepaid and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder written notice of each optional prepayment under this Section 8.2 not less than ten (10) days and not more than sixty (60) days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each Holder a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Prepayment for Tax Reasons. (a) If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than thirty (30) days nor more than sixty (60) days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than twenty (20) days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder's right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder's right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid.

(b)    No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any Holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).
(c)    The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (i) if a Default or Event of Default then exists, (ii) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (iii) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under Applicable Law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.
(d)    For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a Holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of the Republic of the Marshall Islands or Hong Kong after the Signing Date, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the Signing Date, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the Signing Date, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the relevant Taxing Jurisdiction, both of which shall be delivered to all Holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.
Section 8.4.    Mandatory Prepayments.
(a)    Noteholder Sanctions Event.
(i)    Upon the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event has occurred (which notice shall refer specifically to this Section 8.4(a) and describe in reasonable detail such Noteholder Sanctions Event), the Company shall promptly, and in any event within ten (10) Business Days, make an offer (the “Sanctions Prepayment Offer”) to prepay the entire unpaid principal amount of Notes held by such Affected Noteholder (the “Affected Notes”), together with interest thereon determined for the prepayment date with respect to such principal amount, which prepayment shall be on a Business Day not less than thirty (30) days and not more than sixty (60) days after the date of the Sanctions Prepayment Offer (the “Sanctions Prepayment Date”). Such Sanctions Prepayment Offer shall provide that such Affected Noteholder notify the Company in writing by a stated date, which date is not later than ten (10) Business Days prior to the stated Sanctions Prepayment Date, of its acceptance or rejection of such prepayment offer. If such Affected Noteholder does not notify the Company as provided above, then the Affected Noteholder shall be deemed to have accepted such offer.
(ii)    Subject to the provisions of subparagraphs (iii) and (iv) of this Section 8.4(a), the Company shall prepay on the Sanctions Prepayment Date the entire unpaid principal amount of the Affected Notes held by such Affected Noteholder who has accepted (or has been deemed to have accepted) such prepayment offer (in accordance with subparagraph (a)(i)), together with interest thereon to the Sanctions Prepayment Date with respect to each such Affected Note.
(iii)    If a Noteholder Sanctions Event has occurred but the Company and/or its Controlled Entities have taken such action(s) in relation to their activities so as to remedy such Noteholder Sanctions Event prior to the Sanctions Prepayment Date, provided that such Noteholder Sanctions Event is capable of remedy, as certified in writing by the Company and accepted by the Affected Noteholders in their reasonable discretion, then the Company shall no longer be obliged or permitted to prepay such Affected Notes in relation to such Noteholder Sanctions Event. If the Company and/or its Controlled Entities shall undertake any actions to remedy any such Noteholder Sanctions Event, the Company shall keep the holders reasonably and timely informed of such actions and the results thereof.
(iv)    If any Affected Noteholder that has given written notice to the Company of its acceptance of (or has been deemed to have accepted) the Company’s prepayment offer in accordance with subparagraph (a) also gives notice to the Company prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any Governmental Authority in order to receive a prepayment pursuant to this Section 8.4, the principal amount of each Note held by such Affected Noteholder, together with interest accrued thereon to the date of prepayment, shall become due and payable on the later to occur of (but in no event later than the Maturity Date of the relevant Note) (i) such Sanctions Prepayment Date and (ii) the date that is ten (10) Business Days after such Affected Noteholder gives notice to the Company that it is entitled to receive a prepayment pursuant to this Section 8.4 (which may include payment to an escrow account designated by such Affected Noteholder to be held in escrow for the benefit of such Affected Noteholder until such Affected Noteholder obtains such clearance from such Governmental Authority), and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default.
(v)    Promptly, and in any event within five (5) Business Days, after the Company’s receipt of notice from any Affected Noteholder that a Noteholder

Sanctions Event shall have occurred with respect to such Affected Noteholder, the Company shall forward a copy of such notice to each other Holder.
(vi)    The Company shall promptly, and in any event within ten (10) Business Days, give written notice to the Holders after the Company or any Controlled Entity having been notified that (i) its name appears or may in the future appear on a State Sanctions List or (ii) it is in violation of, or is subject to the imposition of sanctions under, any Sanctions, in each case which notice shall describe the facts and circumstances thereof and set forth the action, if any, that the Company or a Controlled Entity proposes to take with respect thereto.
(vii)    The foregoing provisions of this Section 8.4 shall be in addition to any rights or remedies available to any Holder that may arise under this Agreement as a result of the occurrence of a Noteholder Sanctions Event; provided, that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of the events, conditions or actions of the Company or its Controlled Entities that gave rise to a Noteholder Sanctions Event, the remedies set forth in Section 12 shall control.
(b)    Change of Control.
(i)    Upon the occurrence of a Change of Control, the Company shall promptly, and in any event within ten (10) Business Days, make an offer (the “CoC Prepayment Offer”) to prepay the entire unpaid principal amount of each Note, together with interest thereon determined for the prepayment date with respect to such principal amount, which prepayment shall be on a Business Day not less than thirty (30) days and not more than sixty (60) days after the date of the CoC Prepayment Offer (the “CoC Prepayment Date”). Such CoC Prepayment Offer shall require that each Holder notify the Company in writing by a stated date, which date is not later than ten (10) Business Days prior to the stated CoC Prepayment Date, of its acceptance or rejection of such prepayment offer. If a Holder does not notify the Company as provided above, then such holder shall be deemed to have accepted such offer.
(ii)    The Company shall prepay on the CoC Prepayment Date the entire unpaid principal amount of the Notes held by each Holder who has accepted (or has been deemed to have accepted) such prepayment offer (in accordance with subparagraph (b)(i)), together with interest thereon to the CoC Prepayment Date with respect to each such Note.
Section 8.5.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.6.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.7.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.8.    Make-Whole Amount .
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may not in any event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Applicable Percentage” means 0.50% (50 basis points).
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the Interest Rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the Interest Rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1. For purposes of determining the Remaining Scheduled Payments, the Interest Rate of any Note shall be assumed to be the rate set forth in clause (a) of the definition of Series A Note Interest Rate, Series B Note Interest Rate or Series C Note Interest Rate, as applicable, with respect to such Note at all times.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.9.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
SECTION 9.    Affirmative Covenants.
From the Signing Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:
Section 9.1.    Know Your Customer Checks.
(a)    If:
(i)    the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)    any change in the status of an Obligor after the date of this Agreement; or
(iii)    a proposed assignment or transfer by a Holder of any of its rights and obligations under this Agreement to a party that is not a Holder prior to such assignment or transfer, obliges the Holders (or, in the case of Section 9.1(a)(iii), any prospective new Holder) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Note Administrative Agent or any Holder supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Note Administrative Agent (for itself or, in the case of the event described in Section 9.1(a)(iii), on behalf of any prospective new Holder) in order for the Note Administrative Agent, such Holder or, in the case of the event described in Section 9.1(a)(iii), any prospective new Holder to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all Applicable Laws and regulations pursuant to the transactions contemplated in the Financing Documents,
(b)    The Company shall promptly upon the request of the Note Administrative Agent or any Holder supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Note Administrative Agent (on behalf of itself or any Holder) or any Holder in order for it to refresh and be satisfied it has complied with all necessary “know your customer” or other similar checks under all Applicable Laws and regulations pursuant to the transactions contemplated in the Financing Documents, provided that the Company shall not be required to comply with any such request more than once in any twelve (12) month period.

Section 9.2.    Authorizations. Each Obligor must promptly obtain, maintain and comply, in all material respects, with the terms of any authorization required under any Applicable Law to enable it to perform its obligations under, or for the validity or enforceability of, any Financing Document.
Section 9.3.    Compliance with laws. Each Obligor must comply and must procure that the Manager complies in all material respects with all Applicable Laws to which it is subject.
Section 9.4.    Pari passu ranking. Each Obligor must ensure that its payment obligations under the Financing Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.
Section 9.5.    Place of business. Each Obligor must:
(a)    establish and maintain a place of business in, and shall keep its corporate documents and records at any of, Hong Kong, the Republic of Singapore and Vancouver, British Columbia, or any of them, provided the Note Administrative Agent is satisfied that such establishment in such location does not adversely affect the validity, enforceability or effectiveness of any Financing Document and does not give rise to any requirement under any Applicable Law for a deduction for withholding Tax; and
(b)    except with respect to the Guarantor, will not establish, or do anything as a result of which it would be deemed to have, a place of business in any other location other than Hong Kong, the Republic of Singapore or Vancouver without the consent either obtained in accordance with the Requisite Program Debt, subject to Section 24.9, or of the Required Holders (such consent not to be unreasonably withheld or delayed).
Section 9.6.    Security. Each Obligor:
(a)    will procure that each Mortgage to which it is a party is, and continues to be, registered as a first priority mortgage on the registry of the relevant Approved Flag State;
(b)    without prejudice to paragraph (a) will procure that the Mortgages and any other security conferred by it under any Security Document are registered as a first priority interest with the relevant authorities within the period prescribed by the Applicable Laws and are maintained and perfected with the relevant authorities;
(c)    will at its own cost, use best efforts to ensure that any Financing Document to which it is a party validly creates the obligations and Security Interests which it purports to create; and
(d)    without limiting the generality of paragraph (a) above, will at its own cost, promptly register, file, record or enroll any Financing Document to which it is a party with any court or authority, pay any stamp, registration or similar tax payable in respect of any such Financing Document, give any notice or take any other step which, in the reasonable opinion of the Required Holders, is or has become necessary for any such

Financing Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.
Section 9.7.    Separateness Covenants. Each Obligor (other than the Guarantor) shall conduct its business such that it is a separate and readily identifiable business from, and independent of, any Unrelated Party, and further covenants as follows:
(a)    Each Obligor (other than the Guarantor) will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each Unrelated Party;
(b)    Each Obligor (other than the Guarantor) shall maintain its assets and liabilities separate and distinct from those of each Unrelated Party other than the Company, and will not commingle its assets with those of any Unrelated Party other than the Company;
(c)    Each Obligor (other than the Guarantor) shall maintain its accounts and funds separate and distinct from the accounts and funds of each Unrelated Party other than the Company and will receive, deposit, withdraw and disburse its funds separately from any funds of any Unrelated Party other than the Company;
(d)    Each Obligor (other than the Guarantor) shall maintain records, books, accounts and minutes separate from those of any Unrelated Party;
(e)    Each Obligor (other than the Guarantor) shall conduct its own business in its own name, and not in the name of any Unrelated Party;
(f)    Each Obligor (other than the Guarantor) shall maintain an arm’s-length relationship with its Affiliates;
(g)    Each Obligor (other than the Guarantor) shall maintain separate financial statements from each Unrelated Party, or if part of a consolidated group, then it will be shown as a separate member of such group;
(h)    Each Obligor (other than the Guarantor) shall pay its own liabilities and obligations out of its own funds, whether in the ordinary course of business or not, as a legal entity separate from each Unrelated Party, provided that liabilities and obligations of Vessel Owners may be paid by Company;
(i)    Each Obligor (other than the Guarantor) shall use separate invoices and checks from those of each Unrelated Party;
(j)    Each Obligor (other than the Guarantor) shall hold itself out as a separate entity, and correct any known misunderstanding regarding its status as a separate entity;
(k)    Each Obligor (other than the Guarantor) shall not agree to pay or become liable for any Indebtedness of any Unrelated Party;
(l)    Each Obligor (other than the Guarantor) shall not hold out that it is a division of any Unrelated Party, or that any Unrelated Party is a division of it;

(m)    Each Obligor (other than the Guarantor) shall not induce any third party to rely on the creditworthiness or any Unrelated Party other than the Guarantor in order that such third party will be induced to contract with it;
(n)    Each Obligor (other than the Guarantor) shall not enter into any transactions between it and any Unrelated Party that are more favorable to the Unrelated Party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any agreements in effect on the Signing Date; and
(o)    Each Obligor (other than the Guarantor) shall observe all corporate or other procedures required under Applicable Law and under its constitutive documents; and
(p)    Each Obligor (other than the Guarantor) shall procure that each of its directors will act in accordance with their duties at law and to exercise independent judgment, and shall not in breach of those duties, act solely in accordance with any direction, opinion, recommendation or instruction of any Unrelated Party in relation to the approval or rejection of, or the exercise of any voting power in relation to, any transaction approval requirements.
Section 9.8.    Registration of the Collateral Vessels. Each Obligor shall and shall procure that the Manager shall:
(a)    procure and maintain the valid and effective provisional registration of the Collateral Vessels under the flag of an Approved Flag State and shall effect permanent registration of the Collateral Vessel within two months following the Closing, and shall ensure nothing is done or omitted by which the registration of the Collateral Vessels would or might be defeated or imperilled; and
(b)    not change the name or port of registration of the Collateral Vessels without prior written notice to the Note Administrative Agent.
Section 9.9.    Classification and repair. Each Obligor will, and will procure that the Manager will:
(a)    ensure that the Collateral Vessels are surveyed from time to time as required by the Classification Society in which that Collateral Vessel is for the time being entered and maintain and preserve each Collateral Vessel in good working order and repair, ordinary wear and tear excepted, and in any event in such condition as will entitle each to classification free of all recommendations or conditions against class except that are not overdue;
(b)    procure that all repairs to or replacement of any damaged, worn or lost parts or equipment shall be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Collateral Vessels;
(c)    unless required to comply with clause (e) below, not remove any material part of any of the Collateral Vessels, or any item of equipment installed on any of the Collateral Vessels unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest (other than any Permitted Liens) or any right in favor of any Person other than the Security Trustee and becomes on installation on that Collateral Vessel the property of the relevant Vessel Owner and subject to the security constituted by the relevant Security Document(s) provided that such Vessel Owner may install and remove equipment owned by a third party if the equipment can be removed without any risk of material damage to a Collateral Vessel;
(d)    ensure that each Collateral Vessel complies in all material respects with all Applicable Laws from time to time applicable to vessels registered under the laws and flag of the relevant Approved Flag State;
(e)    not without the prior written consent either obtained in accordance with the Requisite Program Debt, subject to Section 24.9, or of the Required Holders (such consent not to be unreasonably withheld), cause or permit to be made any substantial change in the structure, type or performance characteristics of any of the Collateral Vessels and provide notification of such substantial changes in structure, type or performance characteristics of any of the Collateral Vessels to the Note Administrative Agent and, furthermore, provide confirmation to the Note Administrative Agent that such substantial change in structure, type or performance characteristics of any of the Collateral Vessels shall not result in a breach of any covenant under this Agreement; provided, however, that this Section 9.16(e) shall not apply to (i) modifications of any Collateral Vessel with respect to ballast water treatment systems, bulbous bows, and scrubbers provided that there is no reduction in the value of such Collateral Vessel, and (ii) mandatory modifications to any Collateral Vessel required by Applicable Law from time to time;
(f)    maintain a safe, sustainable and socially responsible policy with respect to dismantling of the Collateral Vessels;
(g)    ensure that any Collateral Vessel controlled by it or sold to an intermediary with the intention of being scrapped prior to the Discharge of Secured Obligations, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC, as applicable; and
(h)    procure an Inventory of Hazardous Material in respect of the Collateral Vessel owned by it which shall be maintained until the Discharge of Secured Obligations. For the purposes of this clause, “Inventory of Hazardous Material” means a statement of compliance issued by the relevant Classification Society which includes a list of any and all materials known to be potentially hazardous present in a Collateral Vessel’s structure and equipment, also referred to as “List of Hazardous Materials” or “Green Passport”.
Section 9.10.    Lawful and safe operation. Each Obligor will, and will procure that the Manager will:

(a)    operate each Collateral Vessel and cause each Collateral Vessel to be operated in a manner consistent in all material respects with any and all laws, regulations, treaties and conventions (and all rules and regulations issued thereunder) from time to time applicable to that Collateral Vessel;
(b)    not cause or permit any of the Collateral Vessels to trade with, or within the territorial waters of any country in which her safety could reasonably be expected to be imperilled by exposure to piracy, terrorism, arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize;
(c)    not cause or permit any of the Collateral Vessels to be employed in any manner which will or may give rise to any reasonable degree of likelihood that such Collateral Vessel would be liable to requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize;
(d)    not cause or permit any of the Collateral Vessels to be employed in any trade or business which is forbidden by international law or is illicit or in knowingly carrying illicit or prohibited goods;
(e)    in the event of hostilities in any part of the world (whether war be declared or not) not cause or permit any of the Collateral Vessels to be employed in carrying any contraband goods and that she does not trade in any zone after it has been declared a war zone by any authority or by any of that Collateral Vessel’s war risks Insurers unless that Collateral Vessel’s Insurers shall have confirmed to the Company that such Collateral Vessel is held covered under the Obligatory Insurances for the voyage(s) in question; and
(f)    not charter any of the Collateral Vessels or permit any of the Collateral Vessels to serve under any contract of affreightment with any foreign country or national of any foreign country which would be contrary to Applicable Law or would render any Financing Document or the security conferred by the Security Documents unlawful.
Section 9.11.    Repair of the Collateral Vessels. No Obligor will and each Obligor will procure that the Manager will not, put any of the Collateral Vessels into the possession of any Person for the purpose of work being done upon her beyond the amount of US$5,000,000 (or equivalent), other than for classification or scheduled dry docking unless such Person shall have given an undertaking to the Note Administrative Agent not to exercise any lien on that Collateral Vessel or Obligatory Insurances for the cost of that work or otherwise.
Section 9.12.    Arrests and liabilities. Each Obligor will, and will procure that the Manager will, at all times:
(a)    pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens (other than Permitted Liens) on or claims enforceable against any of the Collateral Vessels and take all reasonable steps to prevent a threatened arrest of any of the Collateral Vessels;
(b)    notify the Note Administrative Agent promptly in writing of the levy of either distress on any of the Collateral Vessels or her arrest, detention, seizure, condemnation as prize, compulsory acquisition or requisition for title or use and (save in the case of compulsory acquisition or requisition for title or use) obtain her release within thirty (30) days;
(c)    pay and discharge when due all dues, taxes, assessments, governmental charges, fines and penalties lawfully imposed on or in respect of any of the Collateral Vessels or any Obligor except those which are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided or are and continue to be available) and provided that the continued existence of such dues, taxes, assessments, governmental charges, fines or penalties does not give rise to any reasonable degree of likelihood that any of the Collateral Vessels would be liable to arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize; and
(d)    pay and discharge all other obligations and liabilities whatsoever in respect of any of the Collateral Vessels and the Obligatory Insurances except those which are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided or are and continue to be available) and provided that the continued existence of those obligations and liabilities in respect of any of the Collateral Vessels and the Obligatory Insurances does not give rise to any reasonable degree of likelihood that such Collateral Vessel would be liable to arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize and provided always that each Collateral Vessel remains properly managed and insured at all times in accordance with the terms of the Financing Documents.
Section 9.13.    Environment. Each Obligor shall, and shall procure that the Manager shall, at all times:
(a)    comply with all applicable Environmental Laws including, without limitation, requirements relating to the establishment of financial responsibility (and shall require that all Environmental Representatives of such Obligor comply with all applicable Environmental Laws and obtain and comply with all required Environmental Approvals, which Environmental Laws and Environmental Approvals relate to any of the Collateral Vessels or her operation or her carriage of cargo); and
(b)    promptly upon the occurrence of any of the following events in relation to a Collateral Vessel, provide to the Note Administrative Agent a certificate of an officer of the Company or of the Company's agents specifying in detail the nature of the event concerned:
(i)    the receipt by the Company or any Environmental Representative (where the Company has knowledge of the receipt) of any Environmental Claim; or
(ii)    any release of Hazardous Materials.
Section 9.14.    Information regarding the Collateral Vessels. Each Obligor shall, and shall procure that the Manager shall, at all times:

(a)    promptly notify the Note Administrative Agent of the occurrence of any accident, casualty or other event which has caused or resulted in or may cause or result in a Collateral Vessel being or becoming a Total Loss;
(b)    promptly notify the Note Administrative Agent of any material requirement or recommendation made by any insurer or Classification Society or by any competent authority which is not complied with in a timely manner;
(c)    if requested by the Note Administrative Agent (not more than once in any calendar year), provide the Note Administrative Agent with a schedule setting out and all intended dry dockings of any of the Collateral Vessels;
(d)    promptly notify the Note Administrative Agent of any Environmental Claim being made in connection with any of the Collateral Vessels or its operation;
(e)    promptly notify the Note Administrative Agent of any claim for breach of the ISM Code being made in connection with any of the Collateral Vessels or its operation;
(f)    promptly notify the Note Administrative Agent of any claim for breach of the ISPS Code being made in connection with any of the Collateral Vessels or its operation;
(g)    give to the Note Administrative Agent from time to time on request such information, in sufficient copies (which may take the form of electronic copies) for all the Holders, as the Holders may reasonably request regarding any of the Collateral Vessels, her employment, position and engagements;
(h)    provide the Note Administrative Agent with copies of the classification certificate of the Collateral Vessels and of all periodic damage or survey reports on any of the Collateral Vessels which the Note Administrative Agent may reasonably request;
(i)    promptly furnish the Note Administrative Agent with full information of any casualty or other accident or damage to any of the Collateral Vessels involving an amount in excess of US$1,500,000 (or equivalent);
(j)    give to the Note Administrative Agent and its duly authorized representatives reasonable access to any of the Collateral Vessels for the purpose of conducting on board inspections and/or surveys of such Collateral Vessel provided that (i) the Note Administrative Agent shall co-operate with the Company in respect of the timing for and the place where such surveys take place in order to minimize disruption to the activities of such Collateral Vessel, and (ii) unless a Default or Event of Default has occurred and is continuing or such on board inspection and/or survey demonstrates that a Default or Event of Default is continuing, such inspections and/or surveys shall (x) not occur more than one time during any calendar year and (y) not take place at the expense of the Company; and
(k)    if the Required Holders reasonably believe an Event of Default may have occurred and the Required Holders specify such Event of Default, furnish to the Note

Administrative Agent from time to time upon reasonable request certified copies of the ship’s log in respect of any of the Collateral Vessels.
Section 9.15.    Provision of further information. Each Obligor shall, and shall procure that the Manager shall, as soon as practicable following receipt of a request by the Note Administrative Agent or the Required Holders, provide the Note Administrative Agent with any additional or further financial or other information relating to any of the Collateral Vessels, the Obligatory Insurances or to any other matter relevant to, or to any provision of, a Financing Document which the Note Administrative Agent or the Required Holders may reasonably request. The Company will furnish to each Holder prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to such Holder that would result in a change to the list of beneficial owners identified in such certification.
Section 9.16.    Management. Each Obligor shall, and shall procure that the Manager shall, ensure that at all times:
(a)    the relevant Collateral Vessel is managed by the Manager; and
(b)    no Manager shall terminate or materially vary (or agree to materially vary) the terms of its management.
There shall be no change in the Manager or appointment of an alternative manager unless such replacement or alternative manager is a Manager and the terms of its appointment are approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders, and, simultaneously with its appointment, the management agreement with such manager is assigned to the Security Trustee and the manager enters into a Manager’s Undertaking, each on substantially the same terms as applicable to the previous manager, and such other documents and evidence of the kind referred to in Section 4 in respect of the management arrangements are provided in respect of such replacement management arrangements.
Section 9.17.    Charters. Each Vessel Owner shall be entitled to let its Collateral Vessels, pursuant to an Eligible Charter or other Charter, provided always that each Vessel Owner complies with the terms of this Agreement and the other Financing Documents (including the Concentration Limit Requirements) and:
(a)    if a Vessel Owner enters into a Charter in respect of a Collateral Vessel, it promptly notifies the Note Administrative Agent thereof;
(b)    such Vessel Owner shall either promptly obtain the consent (if required) of the Charterer to the assignment of that Charter pursuant to the General Assignment or ensure that the terms of such Charter permit assignment of that Charter without consent;
(c)    such Vessel Owner serves a notice of assignment upon the Charterer pursuant to the terms of the General Assignment and, if such Vessel Owner is party to a Charter with a term that exceeds twelve (12) months (including any extension options) such Vessel Owner shall obtain an acknowledgement from the Charterer (and such Vessel Owner shall use reasonable endeavors to obtain such acknowledgement in a signed writing as opposed to by email, which shall otherwise be acceptable if such Charterer refuses to provide such acknowledgement in a signed writing);
(d)    Vessel Owners may only enter into bareboat or demise charters with Eligible Bareboat Charterers, as such term is defined in Schedule A-1, and, prior to entering into any such bareboat or demise charter, the Company shall procure that a Charterer’s Undertaking is provided by the applicable Charterer (unless, after using commercially reasonable efforts to procure such Charterer’s Undertaking, the Company is unable to reach agreement with the relevant Charterer for the provision of such Charterer’s Undertaking and either consent in accordance with the Requisite Program Debt, subject to Section 24.9, is obtained or the Required Holders consent to the foregoing). In addition, the Company shall procure that any such bareboat or demise charter includes an undertaking from the Charterer to the effect that such Charterer will not permit the use or operation of the applicable Collateral Vessel (i) in any Sanctioned Jurisdiction, or (ii) in any other manner that will result in a violation by any Person, the Finance Parties or any other Person participating in the Program Debt (whether as underwriter, advisor, investor or otherwise) of Sanctions;
(e)    Vessel Owners shall procure the prior written consent either in accordance with the Requisite Program Debt, subject to Section 24.9, or of the Required Holders for any charter where more than six (6) months charter hire is paid in advance;
(f)    Vessel Owners shall procure the prior written consent either in accordance with Requisite Program Debt, subject to Section 24.9, or of the Required Holders for any arrangement under which Earnings of any Collateral Vessel may be shared with anyone else; and
(g)    Vessel Owners shall procure the prior written consent either in accordance with Requisite Program Debt, subject to Section 24.9, or of the Required Holders for any charter with any Affiliate of the Guarantor or which is otherwise than on arm’s length terms.
Section 9.18.    Termination of Eligible Charters. Each Obligor shall advise the Note Administrative Agent of any of the following events:
(a)    any breach (other than a technical breach which is cured promptly) by the relevant Charterer or the Vessel Owner of the terms of an Eligible Charter of which such Obligor becomes aware;
(b)    the termination of an Eligible Charter by either the relevant Vessel Owner or the relevant Charterer; and
(c)    as soon as it becomes aware of such event, the occurrence of an insolvency event of the nature referred to in Section 11(f), (g), (h) or (j) in respect of a Charterer.
Section 9.19.    Scope of Obligatory Insurances. Each Vessel Owner will, or in the case of a Collateral Vessel subject to a Charter which is a demise or bareboat charter, shall procure that the Charterer of such Collateral Vessel will, in respect of each Collateral Vessel:

(a)    at all times for a Collateral Vessel, keep that Collateral Vessel insured in the applicable Required Insurance Amount, in Dollars in the name of the relevant Vessel Owner or in the joint names of the Vessel Owner, the Charterer (if such Collateral Vessel is subject to a Charter which is a demise or bareboat charter), the Manager (except if such Collateral Vessel is subject to a Charter which is a demise or bareboat charter to a Person not a member of the Guarantor Group), any crewing agents (except if the Collateral Vessel is subject to a Charter which is a demise or bareboat charter to a Person not a member of the Guarantor Group) and (if the Required Holders so require) the Security Trustee (provided that all such Persons, other than the Security Trustee, any third party crewing agents (outside the Guarantor Group) and, in respect of protection and indemnity liability insurances only, any crewing agents within the Guarantor Group, have provided an assignment of their interests in such insurances to the Security Trustee or, in the case of Collateral Vessels that are subject to a demise or bareboat charter, to the relevant Vessel Owner or the Security Trustee (provided further that in such cases, the terms of any assignment of insurances in favor of the relevant Vessel Owner shall expressly provide that the Vessel Owner shall assign its rights thereunder in favor of the Security Trustee, and the relevant Vessel Owner provides such onward assignment and assignment of its own interests in such insurances to the Security Trustee)) without the Holders or the Security Trustee being liable for but having the right to pay premiums, through brokers approved either in accordance with Requisite Program Debt, subject to Section 24.9, or by the Required Holders against fire and usual marine risks (including hull and machinery and Excess Risks) with approved underwriters or insurance companies approved either in accordance with Requisite Program Debt, subject to Section 24.9, or by the Required Holders and by policies in form and content approved either in accordance with Requisite Program Debt, subject to Section 24.9, or by the Required Holders with a deductible which is a Required Deductible Amount or in an amount reasonably satisfactory either pursuant to the Requisite Program Debt, subject to Section 24.9, or to the Required Holders;
(b)    at all times for a Collateral Vessel, keep that Collateral Vessel insured in the applicable Required Insurance Amount in the same manner as above against war risks (including risks of mines and all risks, whether or not regarded as war risks, London Blocking and Trapping Addendum and Lost Vessel clause, excepted by the free of capture and seizure clauses in the standard form of Lloyds marine policy) either:
(i)    with underwriters or insurance companies approved either in accordance with Requisite Program Debt, subject to Section 24.9, or by the Required Holders and by policies in form and content approved either in accordance with Requisite Program Debt, subject to Section 24.9, or by the Required Holders; or
(ii)    by entering the relevant Collateral Vessel in an approved war risks association, and for the avoidance of doubt, such war risks insurance will include protection and indemnity liability up to at least the applicable Required Insurance Amount, excluding any liability in respect of death, injury or damage to crew, and shall include a deductible which is a Required Deductible Amount or in an amount reasonably satisfactory either pursuant to the Requisite Program Debt, subject to Section 24.9, or to the Required Holders;

(c)    at all times for a Collateral Vessel, keep that Collateral Vessel entered in respect of her full value and tonnage in an approved protection and indemnity association against all risks as are normally covered by such protection and indemnity association (including pollution risks and the proportion not recoverable in case of collision under the running down clause inserted in the ordinary Lloyds policies), such cover for pollution risks to be for:
(i)    a minimum amount of US$1,000,000,000 or such other amount of cover against pollution risks as shall at any time be comprised in the basic entry of each Collateral Vessel with either a protection and indemnity association which is an acceptable member of either the International Group of protection and indemnity associations (or any successor organization designated either pursuant to the Requisite Program Debt, subject to Section 24.9, or by the Required Holders for this purpose) or the International Group (or such successor organization) itself; or
(ii)    if the International Group or any such successor ceases to exist or ceases to provide or arrange any cover for pollution risks (or any supplemental cover for pollution risks over and above that afforded by the basic entry of each Collateral Vessel with its protection and indemnity association), such aggregate amount of cover against pollution risks as shall be available on the open market and by basic entry with a protection and indemnity association for ships of the same type, size, age and flag as each respective Collateral Vessel, provided that, if any Collateral Vessel has ceased trading or is in lay up and in either case has unloaded all cargo, the level of pollution risks cover afforded by ordinary protection and indemnity cover available through a member of the International Group or such successor organization or, as the case may be, on the open market in such circumstances shall be sufficient for such purposes; and
(d)    at all times for a Collateral Vessel, whenever any Collateral Vessel is trading to Japanese territorial waters and when so required either pursuant to the Requisite Program Debt, subject to Section 24.9, or to the Required Holders, maintain in full force and effect social responsibility insurance in respect of the Collateral Vessel with underwriters or insurance companies approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders and by policies in form and content approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders, provided always that a first class Vessel Owner or operator of vessels such as the Collateral Vessels would maintain and effect such social responsibility insurance.
Section 9.20.    Obligatory Insurances. Without prejudice to its obligations under Section 9.20, each Vessel Owner will or, in the case of a Collateral Vessel subject to a Charter which is a demise or bareboat charter to a Person who is not a member of the Guarantor Group, shall procure that the Charterer of such Collateral Vessel will:
(a)    not without the prior consent either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders, materially alter any Obligatory Insurance nor make, do, consent or agree to any act or omission which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum paid out under any Obligatory Insurance repayable in whole or in part;
(b)    not cause or permit any Collateral Vessel to be operated or traded in any way inconsistent with the provisions or warranties of, or implied in, or outside the cover provided by, or which would trigger the exclusion clause (or similar) under, any Obligatory Insurance or to be engaged in any voyage or to carry any cargo not permitted by any Obligatory Insurances without first covering the relevant Collateral Vessel in the relevant Required Insurance Amount and her freights for an amount approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders in Dollars or another approved currency with the Insurers;
(c)    duly and punctually pay when due all premiums, calls, contributions or other sums of money from time to time payable in respect of any Obligatory Insurance;
(d)    renew all Obligatory Insurances at least three (3) days before the relevant policies or contracts expire and procure that the approved brokers and/or war risks and protection and indemnity clubs and associations shall promptly confirm in writing to the Note Administrative Agent as and when each renewal is effected;
(e)    forthwith upon the effecting of any Obligatory Insurance, give written notice of the insurance to the Note Administrative Agent stating the full particulars (including the dates and amounts) of the insurance, and on request produce the receipts for each sum paid by it pursuant to paragraph (c) above;
(f)    not settle, release, compromise or abandon any claim in respect of any Total Loss unless either in accordance with the Requisite Program Debt, subject to Section 24.9, or the Required Holders are satisfied that such release, settlement, compromise or abandonment will not prejudice the interests of the Finance Parties under or in relation to any Financing Document;
(g)    arrange for the execution and delivery of such guarantees as may from time to time be required by any protection and indemnity or war risks club or association;
(h)    procure that the interest of the Security Trustee is noted on all policies of insurance;
(i)    procure that a loss payee provision in the form scheduled to the Insurances Assignment is endorsed on all policies of insurance relating to the Collateral Vessels;
(j)    obtain from the relevant insurance brokers and P&I Club letters of undertaking in the forms scheduled to the Insurances Assignments; and
(k)    in the event that the Vessel Owner (or, where applicable, the relevant Charterer of a Collateral Vessel which is subject to a Charter which is a demise or bareboat charter to a Person who is not a member of the Guarantor Group) receives payment of any moneys under the Insurance Assignment, save as provided in the loss payable clauses scheduled to the Insurance Assignment, forthwith pay over the same to the Security Trustee and, until paid over, such moneys (to the extent they are held by an Obligor) shall be held in trust for the Security Trustee.

Section 9.21.    Power of Purchasers to Insure. If the Obligors (or, where applicable, the relevant Charterer(s) of a Collateral Vessel which is subject to a Charter which is a demise or bareboat charter to a Person who is not a member of the Guarantor Group) fail to effect and keep in force Obligatory Insurances in accordance with this Agreement, it shall be permissible, but not obligatory, for the Required Holders to, or direct the Security Trustee or Note Administrative Agent to, effect and keep in force insurance or insurances in the amounts required under this Agreement and entries in a protection and indemnity association or club and, if it deems necessary or expedient, to insure the war risks upon any Collateral Vessel, and the Company will reimburse the Holders and/or Security Trustee or Note Administrative Agent for the costs of so doing.
Section 9.22.    ISM Code. Each Vessel Owner shall, and shall procure that the Manager shall (or, in the case of a Collateral Vessel which is subject to a Charter which is a demise or bareboat charter to a Person who is not a member of the Guarantor Group, shall procure that the Charterer of such Collateral Vessel shall):
(a)    at all times be responsible for compliance by itself and by each Collateral Vessel with the ISM Code; and
(b)    at all times ensure that:
(i)    each Collateral Vessel has a valid Safety Management Certificate (as defined in the ISM Code);
(ii)    each Collateral Vessel is subject to a safety management system (as defined in the ISM Code) which complies with the ISM Code; and
(iii)    there is a valid Document of Compliance (as defined in the ISM Code), which is held on board the Collateral Vessel,
(c)    and shall deliver to the Note Administrative Agent, a copy of a valid Safety Management Certificate and a valid Document of Compliance in respect of the relevant Collateral Vessel, in each case duly certified by an officer of the Company;
(d)    promptly notify the Note Administrative Agent of any actual or, upon becoming aware of the same, threatened withdrawal of an applicable Safety Management Certificate or Document of Compliance;
(e)    promptly notify the Note Administrative Agent of the identity of the person ashore designated for the purposes of paragraph 4 of the ISM Code and of any change in the identity of that person; and
(f)    promptly upon becoming aware of the same notify the Note Administrative Agent of the occurrence of any material accident or major non-conformity (as defined in the ISM Code) requiring action under the ISM Code.
Section 9.23.    ISPS Code. Each Obligor shall, and shall procure that the Manager shall, or, in the case of a Collateral Vessel subject to a Charter which is a demise or bareboat charter to a Person who is not a member of the Guarantor Group, shall procure that the Charterer of such Collateral Vessel at all times shall:

(a)    comply and be responsible for compliance by itself and by each Collateral Vessel with the ISPS Code; and
(b)    ensure that:
(i)    each Collateral Vessel has a valid International Ship Security Certificate;
(ii)    each Collateral Vessel's security system and its associated security equipment comply with section 19.1 of Part Appendix 1 of the ISPS Code;
(iii)    each Collateral Vessel's security system and its associated security equipment comply in all respects with the applicable requirements of Chapter XI-2 of SOLAS and Appendix 1 of the ISPS Code; and
(iv)    an approved ship security plan is in place.
Section 9.24.    Dry Docking. The Guarantor shall ensure that each Obligor shall meet all of that Obligor’s obligations with respect to the cost of scheduled dry docking in relation to the Collateral Vessel owned by such Obligor and that such costs are paid when due except those costs which are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided or are and continue to be available).
Section 9.25.    Rating(a)    . The Company shall, at its expense, maintain a Credit Rating (which may be different (including, for the avoidance of doubt, lower) from the Credit Rating obtained pursuant to Section 4.2(n)). At any time that the Credit Rating maintained pursuant to this Section 9.25 is not a public rating, the Company shall deliver to the holders of the Notes an updated Private Rating Letter evidencing such Credit Rating and an updated Private Rating Rationale Report with respect to such Credit Rating (x) at least annually (on or before each anniversary of the date of the Closing) and (y) promptly upon any change in such Credit Rating. In addition to any information specifically required to be included in any Private Rating Letter or Private Rating Rationale Report (as set forth in the definition thereof), the Company shall use commercially reasonable efforts to ensure that such Private Rating Letter or Private Rating Rationale Report (a) sets forth the Credit Rating for such Notes, (b) refers to the Private Placement Number issued by Standard & Poor’s CUSIP Bureau Service in respect of such Notes, (c) states that the Credit Rating addresses the likelihood of payment of both the principal and interest of such Notes, (d) does not include any prohibition against sharing such evidence with the SVO or any other Governmental Authority having jurisdiction over the holders of the Notes, and (e) includes such other information relating to the Credit Rating for the Notes as may be required from time to time by the SVO or any other Governmental Authority having jurisdiction over the holders of the Notes.
Section 9.26.    Taxation.
(a)    Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)    such payment is being contested in good faith;
(ii)    in each case to the extent required by GAAP, adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Holders (or the Note Administrative Agent, if applicable) pursuant to Section 7.1(a); and
(iii)    such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)    No Obligor (other than the Guarantor) may change its residence for Tax purposes except with the consent either in accordance with the Requisite Program Debt, subject to Section 24.9, or of the Required Holders, such consent not to be unreasonably withheld.
Section 9.27.    Guarantors. The Company will cause each Guarantor to issue and maintain the Program Debt Guarantees for the benefit of the Holders and the other Secured Parties in accordance with the Intercreditor Agreement, except to the extent the release of the Program Debt Guarantee of any Guarantor is permitted under the Intercreditor Agreement.
Section 9.28.    Decarbonization Certificate.
(a)    The Company must supply to, or procure the supply to, the Note Administrative Agent on or before ten (10) Business Days prior to each Delta Test Date, in sufficient copies (which may take the form of an electronic copy) for the Lead Sustainability Coordinator and all Holders:
(i)    all Compliance Data in support of the Decarbonization Certificate to be delivered on the next in time Delta Test Date and such other information required by the Lead Sustainability Coordinator (requested by the Note Administrative Agent or the Required Holders if so directed by or on behalf of the Lead Sustainability Coordinator) in order to populate the Draft DC (defined below) in accordance with sub-section 9.28(b), provided that where such Collateral Vessel is subject to a bareboat or demise charter with an Eligible Bareboat Charterer (as defined in Schedule A-1), the Company shall use reasonable efforts to obtain such Compliance Data from that Eligible Bareboat Charterer (as defined in Schedule A-1). Where the Company is unable to procure such Compliance Data after reasonable efforts, the Lead Sustainability Coordinator shall have reference to corresponding reasonable estimates for the applicable Delta Test Period obtained from a Classification Society at the Company’s cost, in place of any unavailable “Compliance Data” when calculating the AER and/or the Collateral Vessel Delta on the relevant Delta Test Date; and
(ii)    the relevant extracts of the provisions of any Qualifying Charter Contract including a Sustainability Linked Charter Mechanism, certified by a Responsible Officer of the Company, provided always that none of the Note Administrative Agent or the Holders shall publicly disclose such information delivered under this Section 9.28(a) with the identity of the relevant vessel without the prior written consent of the Company. For the avoidance of doubt, such information shall be “Confidential Information” for the purposes of Section 21 (Confidential Information) but the Company acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding each relevant Holder’s portfolio climate alignment, and provided further that if the Company fails to comply with the conditions set out in, or deliver when due any of the documents and/or items contemplated by, this Section 9.28, then no Default or Event of Default will result therefrom, and the only consequence shall be a pricing adjustment (if applicable) to the Interest Rate of each Note as otherwise contemplated by this Agreement and such Note.
(b)    Within five (5) Business Days after receipt of the Compliance Data and any other information to be provided in accordance with Section 9.28(a) above, the Lead Sustainability Coordinator shall send to the Company, with a copy to the Note Administrative Agent, for distribution to the Holders, a draft (which may be in electronic form), of the populated Decarbonization Certificate to be delivered by the Company for the applicable Delta Test Period, on the next in time Delta Test Date (“Draft DC”).
(c)    Subject to any revisions and/or amendments to the Draft DC prepared by the Lead Sustainability Coordinator pursuant to Section 9.28(b) above being prior agreed in writing between the Note Administrative Agent, the Lead Sustainability Coordinator and the Company (the “Amended Draft DC”), on or before two (2) Business Days before such next in time Delta Test Date, the Company must supply to, or procure the supply to, the Note Administrative Agent in sufficient copies (which may take the form of an electronic copy) for the Lead Sustainability Coordinator and all Holders, a completed Decarbonization Certificate for the applicable Delta Test Period, in a form reflective of either the Draft DC or Amended Draft DC, as applicable, and which is signed by a Responsible Officer of the Company.
(d)    Notwithstanding anything in this Agreement to the contrary, the Lead Sustainability Coordinator shall not:
(i)    have any duty to verify and/or confirm the accuracy of any information, calculations and/or other details (including but not limited to any Compliance Data provided to it in accordance with this Section 9.28) included and/or reflected in any Draft DC, Amended Draft DC and/or Decarbonization Certificate; and
(ii)    be liable to the Company or any other party for:
any inaccuracies or errors in such information, calculations and/or other details (including but not limited to transposing any Compliance Data provided to it in accordance with this Section 9.28) included and/or reflected in any Draft DC, Amended Draft DC and/or Decarbonization Certificate; and/or
any failure to deliver, or delay in delivering, a Draft DC to and/or any failure to agree, or delay in agreeing to an Amended Draft DC with, the Company and the Required Holders in accordance with this Section 9.28, if such failure and/or delay in delivering any Draft DC and/or agreeing to any Amended Draft DC, arises as a result of, or in connection with, the Company’s (x) failure to deliver and/or delay in delivering, any Compliance Data and/or other information required by the Lead Sustainability Coordinator and/or a Decarbonization Certificate, and/or (y) failure to agree, or delay in agreeing, to any Amended Draft DC, in each case in accordance with the terms of this Section 9.28, and the Company hereby confirms and acknowledges for the benefit of the Lead Sustainability Coordinator, that notwithstanding any of the provisions of this Agreement, the contents of any Decarbonization Certificate, signed by a Responsible Officer of the Company and delivered in accordance with this Section 9.28, shall be verified by the Company only, and shall be true and accurate in all material respects.
Although it will not be a Default or an Event of Default if the Obligors fail to comply with any provision of this Section 9 on or after the Signing Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of the Closing that is specified in Section 3.
SECTION 10.    Negative Covenants.
From the Signing Date until the Closing and thereafter, the Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Security Interests. Each Obligor shall not, and each Obligor shall procure that the Manager does not, create or permit to subsist any Security Interest over the Obligatory Insurances or any other Security Assets or any Related Contract other than:
(a)    Permitted Liens; or
(b)    with the prior written consent either in accordance with the Requisite Program Debt, subject to Section 24.9, or of the Required Holders.
Section 10.2.    Merger. No Obligor (other than the Guarantor) shall enter into any amalgamation, demerger, merger or corporate reconstruction (other than intercompany mergers and amalgamations which would not otherwise lead to a contravention of this Agreement or any other Financing Document).
Section 10.3.    Special Purpose Covenants. Unless otherwise stated, references to “Obligor” in this Section 10.3 shall be deemed, for this Section only, to exclude the Guarantor:
(a)    No Obligor shall have any employees.
(b)    No Obligor shall enter into any contract or agreement with any Person, or conduct any business, or otherwise create or incur any liability to any Person, other than in connection with the acquisition, chartering and disposition of the Security Assets, the issuance of the Notes or otherwise as permitted by the Financing Documents and activities ancillary thereto.
(c)    No Obligor shall incur any Indebtedness other than (i) Indebtedness normally associated with the day to day operation of the Collateral Vessels, or otherwise in the normal course of business, (ii) Indebtedness under the Related Contracts and the Financing Documents, (iii) Indebtedness under Intra Group Loans and (iv) Additional Secured Debt.
(d)    No Obligor shall principally engage in any business other than the direct or indirect ownership, operation and chartering of container vessels and any business incidental or related thereto. The Guarantor shall not principally engage in any business other than the direct or indirect ownership, operation and chartering of seagoing vessels and any business incidental or related thereto.
(e)    No Obligor shall own, or otherwise have title to, any deposit account or securities account other than the Charged Accounts.
(f)    No Obligor shall create or own any Subsidiary except, in the case of the Company, any Vessel Owner.
(g)    No Obligor shall be party to any Intra Group Loan Agreement unless the lender under such Intra Group Loan Agreement has fully subordinated its rights thereunder and provided certain other undertakings in accordance with Section 5.02 of the Intercreditor Agreement and, in no circumstances, shall the maturity date in respect of any such Intra Group Loan occur on or prior to the latest Maturity Date of any Series of Notes.
Section 10.4.    Payment of dividends. No Obligor shall pay any dividends or make any other distributions (whether by loan or otherwise) to shareholders unless, (a) under Applicable Law and accounting principles in its jurisdiction of incorporation, it is entitled to pay such dividends or make such other distribution, and (b) no Default or Event of Default has occurred and is continuing.
Section 10.5.    Vessel Substitutions. A Vessel Owner may not substitute a Collateral Vessel with one or more vessels (each a “Substitute Vessel”) unless such vessel substitution is completed subject to and in accordance with the following conditions:
(a)    the Company provides notice thereof at least five (5) Business Days prior to the date that it wishes the Substitute Vessel to become a Collateral Vessel and the existing Collateral Vessel to be released as a Collateral Vessel;
(b)    each Substitute Vessel satisfies the requirements for being a Collateral Vessel hereunder and, on the date on which it becomes a Collateral Vessel, the Note Administrative Agent shall receive all conditions precedent it would be entitled to receive under Section 4 in form and substance satisfactory to the Note Administrative Agent;
(c)    the Company provides a Compliance Certificate evidencing such substitution will not give rise to a Default, Event of Default, a Concentration Limit Event, a breach of the Guarantor Financial Covenants, a BB Event or a DSCR Cash Sweep Event, assuming for the purposes of the calculation of such requirements that the substitution had taken place, and no such event shall be continuing; and

(d)    such Substitute Vessel shall become a Collateral Vessel on the same date as the existing Collateral Vessel ceases to be a Collateral Vessel for the purposes of the Financing Documents.
Section 10.6.    Vessel Dispositions and Removals. A Vessel Owner may not sell or dispose of a Collateral Vessel (a “Vessel Disposition”) unless the Vessel Disposition is completed subject to and in accordance with the following conditions:
(a)    the Note Administrative Agent shall have received five (5) Business Days’ prior written notice (a “Disposition Notice”) of any such Vessel Disposition from the Company, and such Disposition Notice shall specify the proposed date of the Vessel Disposition, the relevant Collateral Vessel subject of the Vessel Disposition, the proposed buyer, the purchase price, levels of cash deposit and/or letter of credit provided by or on behalf of the proposed buyer and the anticipated Net Sale Proceeds (it being acknowledged that such information may change);
(b)    such Vessel Disposition shall not be permitted if, after giving effect to the application of the proceeds thereof, a Default, Event of Default, Concentration Limit Event, breach of the Guarantor Financial Covenants, BB Event or DSCR Cash Sweep Event would occur;
(c)    such Vessel Disposition shall not be permitted at any time when a Default, Event of Default a Concentration Limit Event, a breach of the Guarantor Financial Covenants, a BB Event or a DSCR Cash Sweep Event is continuing, unless such Vessel Disposition or the application of the proceeds thereof would cure such Default, Event of Default, Concentration Limit Event, breach of the Guarantor Financial Covenants, BB Event or DSCR Cash Sweep Event, as applicable; and
(d)    the Note Administrative Agent shall have received no later than three (3) Business Days prior to the date of such Vessel Disposition a written confirmation from the Company:
(i)    confirming that such Vessel Disposition is proceeding;
(ii)    confirming the date on which such Vessel Disposition is scheduled to be completed (it being acknowledged that such date may change);
(iii)    incorporating a representation and warranty from the Company in connection with the matters referred to in subsections (b), (c) and (d) above and certifying the BB Ratio and DSCR Ratio following such Vessel Disposition (including the supporting calculations).
(e)    Any prepayment of Notes made to effect a cure pursuant to Section 10.6(c) shall be made at par together with accrued interest on the amount so prepaid. Any other optional prepayment of Notes with proceeds of a Vessel Disposition shall be made in accordance with Section 8.2.
In addition, a Vessel Owner may from time to time designate any Collateral Vessel to cease to be a Collateral Vessel, and thereby cause such Collateral Vessel to cease to be subject to the terms and conditions of this Agreement, so long as the Vessel

Owner would be permitted pursuant to the above provisions to sell or dispose of such Collateral Vessel in circumstances where the proceeds thereof are zero, assuming that all references to any disposition of such Collateral Vessel pursuant to the above provisions referred instead to its removal as a Collateral Vessel.
Section 10.7.    Year end. No Obligor shall change its financial year end except with prior notice to the Note Administrative Agent and, in the case of any Obligor other than the Guarantor, prior consent either in accordance with the Requisite Program Debt, subject to Section 24.9, or of the Required Holders (not to be unreasonably withheld or delayed).
Section 10.8.    Related Contracts. Subject to Obligors’ right to release, substitute and dispose of Collateral Vessels, no Obligor shall take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any Obligatory Insurances or Management Agreement to cease to remain in full force and effect and shall use commercially reasonable efforts to procure that each other party to such Related Contract does not take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause such Related Contract to cease to remain in full force and effect.
Section 10.9.    Financial Covenants.
(a)    Borrowing Base Ratio. If on any BB Test Date it is determined that a BB Event has occurred and is continuing, the Company shall, on the next Payment Date, prepay the Notes in accordance with Section 4.02(a)(viii) of the Intercreditor Agreement; provided that the Company shall be permitted to deposit or pledge Additional Security pursuant to Section 10.10 in an amount sufficient to ensure that a BB Event is not continuing after giving effect to such pledge or deposit.
(b)    Debt Service Coverage Ratio. On any Test Date a DSCR Cash Sweep Event shall occur if the DSCR Ratio is less than 1.25:1.
(c)    Consolidated Tangible Net Worth. The Guarantor must ensure that its Consolidated Tangible Net Worth always equals or exceeds four hundred and fifty million Dollars ($450,000,000).
(d)    Gearing. The Guarantor must ensure that its Total Borrowings are always less than 75% of its Total Assets.
(e)    Interest and Principal Coverage Ratio. The Guarantor must ensure that its Interest and Principal Coverage Ratio is always greater than or equal to 1.1:1.
(f)    Guarantor Cross Default. The Guarantor must ensure its Indebtedness is paid when due (having due regard to any applicable grace period), provided that it shall not be a breach of this subsection if the Guarantor fails to pay its Indebtedness when due but the aggregate amount of such Indebtedness is less than $50,000,000 or its equivalent.
Each of the Guarantor Financial Covenants set forth in Sections 10.9(c) to (f) (inclusive) above shall be tested on each Determination Date by reference to each rolling twelve (12) month Measurement Period, and compliance shall be evidenced in the Compliance Certificates.
Section 10.10.    Creation of Additional Security. The value of any additional security which the Company offers to provide pursuant to Section 10.9(a) will only be taken into account for the purposes of determining the BB Ratio if and when:
(a)    that additional security, its value and the method of its valuation have been approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders (and, where required, the holders of any Additional Secured Debt), provided that (i) cash and (ii) any vessel which could be a Substitute Vessel (by meeting the criteria set forth in Section 10.5 and said conditions are met (other than, for the avoidance of doubt, the removal of any Collateral Vessel)), shall be approved additional security;
(b)    a Security Interest over that security has been constituted in favor of the Security Trustee in an approved form and manner;
(c)    the Financing Documents have been unconditionally amended in such a manner as the Company and either in accordance with the Requisite Program Debt, subject to Section 24.9, or the Required Holders reasonably agree in consequence of that additional security being provided; and
(d)    the Note Administrative Agent have received such documents and evidence it may reasonably require in relation to that amendment and additional security including documents and evidence of the type referred to in Section 4 in relation to that amendment and additional security and its execution and (if applicable) registration.
Section 10.11.    No Amendment to Related Contracts. No Obligor shall amend or agree to any material amendment to the Obligatory Insurances or the Management Agreements without the prior written consent either in accordance with the Requisite Program Debt, subject to Section 24.9, or of the Required Holders.
Section 10.12.    Anti-Corruption Law. (a) Each Obligor shall conduct their business in compliance with Anti-Corruption Laws and Anti-Money Laundering Laws; and (b) each Obligor shall ensure that no proceeds of the Program Debt will be applied in a manner or for a purpose prohibited by Anti-Corruption Laws.
Section 10.13.    Sanctions. (a) Each Obligor shall ensure that no proceeds of the Program Debt will be Made Available, directly or indirectly, to or for the benefit of, or used to fund any activities with or business of a Sanctioned Person, or in any Sanctioned Jurisdiction, or otherwise applied in a manner or for a purpose prohibited by Sanctions or Anti-Corruption Laws, or which would result in a violation of Sanctions by any Person (including any Person participating in the issuance, offering or funding of the Program Debt, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise); (b) each Obligor shall remain in compliance with all Sanctions and shall continue to implement a policy for Sanctions in line with the requirements in this Agreement; (c) no Obligor nor their respective Subsidiaries shall fund all or part of any repayment required to be made pursuant to Program Debt out of proceeds directly or indirectly derived from any business, activities or transactions which would be prohibited by Sanctions or which would otherwise cause any Person or a Purchaser or Holder to be in breach of Sanctions or to otherwise become the subject or target of Sanctions; (d) no Obligor shall (and each Obligor shall procure that no Charterer of any Collateral Vessel will) operate, possess, use, dispose of or otherwise deal with, or procure or allow the ownership, operation, possession, use, disposal of or any other dealing with, each Collateral Vessel or part thereof for any purpose or to any Person which would violate or cause any Finance Party to violate, when and as applicable, any Sanctions, any Anti-Money Laundering Law or any Anti-Corruption Law in each case applicable to it; and (e) no Obligor will permit the use or operation of any Collateral Vessel (i) in any Sanctioned Jurisdiction, (ii) by a Sanctioned Person, or (iii) in any other manner that will result in a violation by any Person, including any of the Finance Parties or any other Person participating in the Program Debt (whether as underwriter, advisor, investor or otherwise), of Sanctions.
Section 10.14.    Additional Secured Debt; Revolving Credit Facilities.
(a)    The Company shall ensure that the terms of any Additional Secured Debt in the form of a private placement of debt securities shall not, when considered in aggregate, have a weighted average maturity date that is earlier than any existing Program Debt of such type. The weighted average maturity date shall be determined by multiplying the remaining term of each series of additional private placement notes by the aggregate principal amount of such notes and dividing the product of such calculation by the sum of the principal amounts of all such additional private placement notes. The Company shall ensure that no Program Debt Documents shall provide for any Concentration Limit Requirements, covenants set forth in Section 10.9 or Program Debt Guarantees on terms more beneficial to the lenders or holders of any debt under the Program Debt Documents than to the Holders under the Financing Documents unless this Agreement and the other Financing Documents, as applicable, are amended to provide the same benefit to the Holders.
(b)    The Company shall ensure that the aggregate amount of all revolving credit facility commitments under any Secured Debt Documents at any time shall not exceed an amount equal to forty percent (40%) of the aggregate amount of all commitments under all Secured Debt Documents.
Although it will not be a Default or an Event of Default if the Obligors fail to comply with any provision of this Section 10 before or after giving effect to the issuance of the Notes on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.
SECTION 11.    Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur or be continuing:
(a)    any Obligor shall fail to pay, as applicable, any principal of, interest on, or Make-Whole Amount on any Note or any other amount payable by it under the Financing Documents in the manner required under the Financing Documents unless such non-payment is remedied within three (3) Business Days after the due date;

(b)    an Obligor shall fail to comply with any term of Sections 9.19, 9.20(a), (b), (c) and (f), 10.1, 10.3, 10.9(c) to (e), 10.12 and 10.13;
(c)    an Obligor shall fail to comply with any other term of the Financing Documents not already referred to in Section 11(a) or 11(b) above (excluding Section 9.28) unless the non-compliance: (i) is capable of remedy; and (ii) is remedied within thirty (30) days (or, in the case of (I) Section 9.1(a), three (3) Business Days and (II) Section 9.25, sixty (60) days) after the earlier of (i) the date on which written notice of such failure is delivered to Guarantor and (ii) any Obligor having knowledge of such failure to comply;
(d)    a representation made or repeated by an Obligor in any Financing Document or in any document delivered by or on behalf of an Obligor under any Financing Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation: (i) are capable of remedy; and (ii) are remedied within thirty (30) days of the earlier of (x) the date on which written notice of such misrepresentation is delivered to Guarantor and (y) any Obligor having knowledge of such misrepresentation;
(e)    a BB Event shall occur and continue uncured for more than six (6) months;
(f)    any of the following occurs: (i) any Indebtedness of any Obligor is not paid when due (after the expiry of any originally applicable grace period); (ii) any Indebtedness of any Obligor: (A) becomes prematurely due and payable; or (B) is placed on demand; or (C) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand, in each case, as a result of an event of default (howsoever described) and after the expiry of any applicable grace period; or (iii) any commitment for its Indebtedness is cancelled or suspended as a result of an event of default (howsoever described), unless, in the case of the Guarantor, the aggregate amount of such Indebtedness falling within (i) to (iii) above is less than US$50,000,000 or its equivalent;
(g)    any of the following occurs in respect of an Obligor: (i) it is deemed for the purposes of any Applicable Law to be, unable to pay its debts as they fall due or insolvent; (ii) it admits its inability to pay its debts as they fall due; (iii) it suspends making payments on any of its debts or announces an intention to do so; or (iv) a moratorium is declared in respect of any of its indebtedness, provided that if a moratorium occurs in respect of an Obligor, the ending of the moratorium will not remedy any Event of Default caused by the moratorium;
(h)    any of the following occurs in respect of an Obligor: (i) any step is taken with a view to a moratorium, a composition, assignment or similar arrangement with any of its creditors; (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution to petition for or to file documents with a court for its winding-up, administration or dissolution or any such resolution is passed; (iii) any Person presents a petition, or files documents with a court for its winding-up, administration or dissolution; (iv) an order for its winding-up, administration or dissolution is made; (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, receiver and manager, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; (vi) its directors, shareholders or other officers request the appointment of or give notice of their intention to appoint a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, receiver and manager, administrative receiver, administrator or similar officer; or (vii) any other analogous step or procedure is taken or appointment is made in any jurisdiction, provided that subsections (i) to (vii) above shall not apply to a frivolous or vexatious petition for winding-up presented by a creditor in respect of an Obligor which is being contested in good faith and with due diligence and is discharged or struck out within, in the case of an Obligor (other than Guarantor), thirty (30) days or, in the case of the Guarantor, sixty (60) days;
(i)    any attachment, sequestration, distress, execution, enforcement action or analogous event affects any asset(s) of the Obligors and, in relation to the Guarantor only, the same is not discharged or stayed pending appeal within sixty (60) days;
(j)    an Obligor suspends, ceases, or threatens to suspend, cease, to carry on all or, in the case of the Guarantor, a material portion of its business, provided that lay-up of a Collateral Vessel or other action in the ordinary course of business shall not constitute a suspension of business by a Vessel Owner for these purposes;
(k)     (i) an Obligor (other than Guarantor) fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction in a non-appealable judgment or order with respect to which the amount in controversy exceeds $25,000 or (ii) Guarantor fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction in a non-appealable judgment or order with respect to which the amount in controversy exceeds $50,000,000;
(l)    the Company ceases to be a direct wholly owned Subsidiary of the Guarantor;
(m)    any Obligor (other than the Company or the Guarantor) ceases to be a wholly owned subsidiary of the Company, except in connection with a permitted disposal of a Collateral Vessel in accordance with the Financing Documents;
(n)    it is or becomes unlawful for an Obligor to perform any of its material obligations under the Financing Documents or any Related Contract as a result of the act or inaction of an Obligor; or any material provision of a Financing Document is not effective or is alleged by the Company to be ineffective for any reason; or any material provision of a Financing Document is not effective or is alleged by any Party (other than a Finance Party, the Company or the Account Bank) to be ineffective for any reason; or an Obligor repudiates any material provision of a Financing Document or evidences an intention to repudiate any material provision of a Financing Document; or any Party (other than a Finance Party or the Account Bank) repudiates or rescinds any material provision of a Financing Document or evidences an intention to repudiate or rescind any material provision of a Financing Document;
(o)    any of the Security Documents ceases to be valid in any material respect or any of those Security Documents creating a Security Interest in favor of the Security Trustee ceases to provide a perfected first priority security interest in favor of the Security Trustee as a result of the act or inaction of an Obligor, provided that no Event of

Default shall occur under this provision (i) if (A) the applicable Security Documents relate to certain Collateral Vessels only and the Asset Values of such Collateral Vessels account for no more than seven point five percent (7.5%) of the aggregate Asset Values of all Collateral Vessels, and (B) the Company remedies such circumstances within ten (10) days (and during such period the Company is diligently taking action to remedy such circumstances), or (ii) if, on the date any Security Document to which a Collateral Vessel or the applicable Vessel Owner is subject ceases to be valid in any material respect or any Security Document creating a Security Interest in such Collateral Vessel or the applicable Vessel Owner in favor of the Security Trustee ceases to provide a perfected first priority security interest in favor of the Security Trustee in such Collateral Vessel or the applicable Vessel Owner, such Collateral Vessel is subject to a Vessel Disposition or otherwise ceases to be a Collateral Vessel under and in accordance with the provisions of Sections 10.5 or 10.6;
(p)    the registration of any Collateral Vessel at the registry of any Approved Flag State is cancelled or any Collateral Vessel is arrested or otherwise detained and such Collateral Vessel is not released within thirty (30) days, provided that no Event of Default shall occur under this provision (i) if (A) the applicable circumstances relate to certain Collateral Vessels only and the Asset Values of such Collateral Vessels account for no more than ten percent (10%) of the aggregate Asset Values of all Collateral Vessels, and (B) the Company remedies such circumstances within ten (10) days (and during such period the Company is diligently taking action to remedy such circumstances), which period shall, in the case of any arrest or detention be in addition to the thirty (30) day period above, or (ii) if, on the date of the applicable cancellation in the case of any cancellation of the registration of any Collateral Vessel at the registry of any Approved Flag State or prior to the expiry of the thirty (30) days in the case of arrest or detention of a Collateral Vessel, such Collateral Vessel is subject to a Vessel Disposition or otherwise ceases to be a Collateral Vessel under and in accordance with the provisions of Sections 10.5 or 10.6;
(q)    any Obligor, or anyone acting through an Obligor, makes any withdrawal from, or instructs an Account Bank to make any payment from, any Charged Account, other than in accordance with Article IV of the Intercreditor Agreement; or
(r)    any other event or circumstance occurs which gives rise to a Material Adverse Effect.
SECTION 12.    Remedies on Default, Etc.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(a)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(b)    If any Event of Default described in Section 11(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Purchaser or holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Program Debt Guarantee, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by Applicable Law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Program Debt Guarantee or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.
SECTION 13.    Tax Indemnification; FATCA Information.
(a)    All payments whatsoever under this Agreement and the Notes will be made by the Company in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.
(b)    If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:
(i)    any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the Signing Date, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;
(ii)    any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(ii) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Company no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or
(iii)    any combination of clauses (i) and (ii) above;
provided further that in no event shall the Company be obligated to pay such additional amounts to any holder (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the Signing Date in which such Purchaser purchases Notes in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company shall have given timely notice of such law or interpretation to such holder.
(c)    By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b)(ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the Signing Date in which such Purchaser purchases Notes and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

(d)    On or before the Closing the Company will furnish each Purchaser purchasing Notes at the Closing with copies of the appropriate Form (and English translation if required as aforesaid) required to be filed in the United States or the applicable Taxing Jurisdiction as of the date of the Closing pursuant to Section 13(b)(ii), if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.
(e)    If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 13(b)(ii)) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.
(f)    The Company will furnish the holders of Notes, promptly and in any event within sixty (60) days after the date of any payment by the Company of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.
(g)    If the Company is required by any Applicable Law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.
(h)    If the Company makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the

Company, subject, however, to the same limitations with respect to Forms as are set forth above.
(i)    The obligations of the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.
(j)    By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (i) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a United States Person, such documentation prescribed by Applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 13(j) shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.
SECTION 14.    Registration; Exchange; Substitution of Notes.
Section 14.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 14.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(a)(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the applicable Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.
Section 14.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(a)(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(i)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(ii)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14.4.    Registrar. Notwithstanding anything to the contrary in this Section 14, the Company may engage a third party registrar (a “Registrar”) to keep the register for the registration and registration of transfers of Notes and to perform the Company’s obligations pursuant to this Section 14 on the Company’s behalf. The Company or the Registrar shall promptly notify each Holder in writing of such engagement, and, following receipt of such notice, if such Holder desires to surrender its Notes, as provided in Section 14.2, or to provide evidence of the ownership of and the loss, theft, destruction or mutilation of its Note, as provided in Section 14.3, or to advise as to any change in its name, address, contact details or payment details, such Holder shall so surrender or so provide evidence to the Registrar in lieu of the Company. On the Signing Date, the Company hereby engages Citibank, N.A. as Registrar in accordance with this Section 14.4 (and this sentence shall constitute the notice contemplated in the second sentence of this Section 14.4), and Citibank, N.A. hereby accepts such engagement.
SECTION 15.    Payments on Notes.

Section 15.1.    Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each Holder, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 15.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company (or the Paying Agent, on the Company’s behalf) will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company or the Paying Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company or the Registrar in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2. The Company may, from time to time, engage a paying agent (a “Paying Agent”) to make payments on behalf of the Company pursuant to this Agreement or the Notes. On the Signing Date, the Company hereby engages Citibank, N.A. as Paying Agent in accordance with this Section 15.2, and Citibank, N.A. hereby accepts such engagement.
SECTION 16.    Expenses, Etc.
Section 16.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders or the Note Administrative Agent, as applicable, local or other counsel) incurred by the Purchasers, each other holder of a Note, the Note Administrative Agent, the Registrar and the Paying Agent in connection with such transactions and the Financing Documents and in connection with the preparation, negotiation, execution, delivery and administration of the Financing Documents (including the filing of UCC continuation (or similar) statements), and the administration of and any amendments, waivers or consents under or in respect of any Financing Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Document, or by reason of being a holder of any Note, the Note Administrative Agent, the Registrar or the Paying Agent hereunder, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby and/or by the other Financing Documents, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will indemnify, pay, and will save and hold each Purchaser, each other holder of a Note, the Note Administrative Agent (and any sub-agent thereof), the Paying Agent, the Registrar and the Lead Sustainability Coordinator harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and the Note Administrative Agent, (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any loss, judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the execution or delivery of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or their respective obligations hereunder or thereunder, or the use of the proceeds of the Notes by the Company.
Section 16.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any other Financing Document or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States, the Republic of the Marshall Islands, Hong Kong, Singapore or any other jurisdiction of organization of the Company or any other Obligor or any other jurisdiction where the Company or any other Obligor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any other Financing Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by Applicable Law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
Section 16.3.    Survival. The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any other Financing Document, and the termination of this Agreement.
SECTION 17.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser, the Note Administrative Agent and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 18.    Amendment and Waiver.
Section 18.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)    no amendment or waiver may without the written consent of each Purchaser and the holder of each Note at the time outstanding, (A) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4.2, or (C) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 12, 13, 18, 21 or 24.8;
(c)    Section 8.7 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders; and
(d)    no amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Financing Document of the Note Administrative Agent, the Registrar or the Paying Agent, unless in writing executed by the Note Administrative Agent, the Registrar or the Paying Agent, as applicable.
Section 18.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Program Debt Guarantee. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 18 or any Program Debt Guarantee to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Program Debt Guarantee or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser or holder of a Note even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 18 or any Program Debt Guarantee by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 18.1(c) or subsequent to Section 8.7 having been amended pursuant to Section 18.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 18.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 or any Program Debt Guarantee applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Program Debt Guarantee shall operate as a waiver of any rights of any Purchaser or holder of such Note.
Section 18.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Program Debt Guarantee or the Notes, or have directed the taking of any action provided herein or in any Program Debt Guarantee or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
SECTION 19.    Notices; English Language.

(a)    Except to the extent otherwise provided in Section 7.5, all notices and communications provided for hereunder shall be in writing and sent (w) by email if the recipient has provided and email address in its notice instructions herein (x) by telephonic facsimile if the recipient has provided a facsimile number in its notice instructions herein and if sender on the same day sends a confirming copy of such notice by an internationally recognized commercial delivery service (charges prepaid) or (y) by an internationally recognized commercial delivery service (charges prepaid). Any such notice must be sent:
if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing, if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, if to the Company, to it at Unit 2, 16/F., W668 Building, Nos. 668 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong, China, Attention of Chief Financial Officer (Facsimile No. +852 3010 1868; Telephone No. +852 2540 1696; Email: gtalbot@atlascorporation.com and legal@atlascorporation.com), or at such other address as the Company shall have specified to the holder of each Note in writing, if to the Note Administrative Agent, to Citibank, N.A., Agency and Trust at 480 Washington Blvd, 30th Floor, Jersey City, New Jersey 07310, United States of America, Attention of Marion O’Connor (Telephone No. +1.201.763.3055; Email: marion.oconnor@citi.com), or at such other address as the Note Administrative Agent shall have specified to the Company and the holder of each Note in writing, if to the Registrar, to Citibank, N.A., Agency and Trust at 480 Washington Blvd, 30th Floor, Jersey City, New Jersey 07310, United States of America, Attention of Marion O’Connor (Telephone No. +1.201.763.3055; Email: marion.oconnor@citi.com, citinygats@citi.com, and cts.spag@citi.com), or at such other address as the Registrar shall have specified to the Company and the holder of each Note in writing, or if to the Paying Agent, to Citibank, N.A., Agency and Trust at 480 Washington Blvd, 30th Floor, Jersey City, New Jersey 07310, United States of America, Attention of Marion O’Connor (Telephone No. +1.201.763.3055; Email: marion.oconnor@citi.com, citinygats@citi.com, and cts.spag@citi.com), or at such other address as the Paying Agent shall have specified to the Company and the holder of each Note in writing.
Notices under this Section 19 will be deemed given only when actually received.
(b)    Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

(c)    This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by Applicable Law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any jurisdiction in respect hereof or thereof.
SECTION 20.    Reproduction of Documents.
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Signing Date or the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 21.    Confidential Information.
For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company, the Guarantor or any Subsidiary of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, the Guarantor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, the Guarantor or any Subsidiary of the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its affiliates, and its and their respective directors, officers, employees (legal and contractual), agents, attorneys and trustees (collectively, “Related Persons”) (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors, investment advisors and other professional advisors and in the case of any Purchaser or holder that is a Related Fund, to its investors and partners and their Related Persons, in each case under this clause (ii), who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Program Debt Guarantee. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 21.
In the event that as a condition to receiving access to information relating to the Company, the Guarantor or the Subsidiaries of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.
SECTION 22.    Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute

Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
SECTION 23.    Note Administrative Agent and Security Trustee.
Section 23.1.    Appointment and Authority. Each of the Purchasers hereby irrevocably appoints Citibank, N.A. to act on its behalf as Note Administrative Agent for the limited purposes set forth herein and under the other Financing Documents and authorizes the Note Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Note Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Note Administrative Agent shall, unless a contrary indication appears in a Financing Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Note Administrative Agent in accordance with any instructions given to it by the Required Holders. The provisions of this Section 23 are solely for the benefit of the Note Administrative Agent and the Purchasers, and the Company shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Financing Document (or any other similar term) with reference to the Note Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 23.2.    Exculpatory Provisions.
(a)    The Note Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Note Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Note Administrative Agent is required to exercise as directed in writing by the Required Holders; provided that the Note Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Note Administrative Agent to liability, cost or expense or that is contrary to any Financing Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Note Administrative Agent or any of its Affiliates in any capacity.
(b)    The Note Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Holders, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Note Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Note Administrative Agent in writing by the Company or a Holder.
(c)    The Note Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Note Administrative Agent.
(d)    Each Holder acknowledges and consents to the fact that (i) the Company has engaged or may engage, as applicable, Citibank, N.A. as the Registrar and/or as Paying Agent for the purposes of, among other things, making payments hereunder or under the Notes on behalf of the Company and (ii) holders of other Program Debt have engaged or may engage, as applicable, Citibank, N.A. as the administrative agent or Additional Debt Representative and Secured Lien Representative in respect of such other Program Debt. Each Holder agrees that none of the engagements set forth in (i) or (ii) above shall modify or have any effect on the Note Administrative Agent’s rights set forth in this Agreement (including this Section 23) or any other Financing Document.
Section 23.3.    Reliance by Note Administrative Agent. The Note Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Note Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the purchase of a Note that by its terms must be fulfilled to the satisfaction of a Holder, the Note Administrative Agent may presume that such condition is satisfactory to such Holder unless the Note Administrative Agent shall have received notice to the contrary from such Holder prior to the purchase of a Note. The Note Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 23.4.    Delegation of Duties. The Note Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Note Administrative Agent. The Note Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 23 shall apply to any such sub-agent and to the Related Parties of the Note Administrative Agent and any such sub-agent. The Note Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Note Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 23.5.    No Other Duties. Anything herein to the contrary notwithstanding, the Note Administrative Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity as the Note Administrative Agent hereunder or thereunder.
Section 23.6.    Note Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Company, the Note Administrative Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Note Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other payment obligations of the Company and each other Obligor under this Agreement, the Notes and the other Financing Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Holders and the Note Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Holders and the Note Administrative Agent and their respective agents and counsel and all other amounts due the Holders and the Note Administrative Agent under Section 16) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Note Administrative Agent and, in the event that the Note Administrative Agent shall consent to the making of such payments directly to any Holder, to pay to the Note Administrative Agent any amount due for the reasonable compensation, costs, expenses, disbursements and advances of the Note Administrative Agent and its agents and counsel, and any other amounts due the Note Administrative Agent under Section 16.
Section 23.7.    Resignation and Removal of Note Administrative Agent.

(a)    The Note Administrative Agent may at any time give notice of its resignation to the Purchasers and the Company, or the Note Administrative Agent may be removed at any time, with or without cause, by an act of the Required Holders. Upon receipt of any such notice of resignation or removal, the Required Holders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Holders and shall have accepted such appointment within thirty (30) days after the retiring Note Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Holders) (the “Resignation Effective Date”) or receives notice of removal (the “Removal Effective Date”), then the retiring Note Administrative Agent may (but shall not be obligated to), on behalf of the Purchasers, appoint a successor Note Administrative Agent meeting the qualifications set forth above. Whether or not a successor Note Administrative Agent has been appointed, such resignation or removal of such retiring Note Administrative Agent shall become effective in accordance with such notice on the Resignation Effective Date or Removal Effective Date, as applicable.
(b)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Note Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) except for any indemnity payments owed to the retiring or removed Note Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Note Administrative Agent shall instead be made by or to each Purchaser directly, until such time, if any, as the Required Holders appoint a successor Note Administrative Agent as provided for above. Upon the Purchasers’ acceptance of a successor’s appointment as Note Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Note Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Note Administrative Agent), and the retiring or removed Note Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. The fees payable by the Company to a successor Note Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Note Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Section 23, Section 12.4 and Section 16 shall continue in effect for the benefit of such retiring or removed Note Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Note Administrative Agent was acting as Note Administrative Agent.
Section 23.8.    Intercreditor Agreement. Each Purchaser hereby appoints the Note Administrative Agent as its Additional Debt Representative and its Secured Lien Representative for the benefit of the Holders and instructs the Note Administrative Agent to execute and deliver the Intercreditor Joinder and to become a party to the Intercreditor Agreement as an Additional Debt Representative and agrees, for the enforceable benefit of all holders of all existing and future Secured Obligations and each existing and future Secured Lien Representative, to each of the matters set out in paragraphs (1), (2) and (3)

of the definition of “Lien Sharing and Priority Confirmation” in the Intercreditor Agreement.
Section 23.9.    Non-Reliance. Each Purchaser acknowledges that it has, independently and without reliance upon the Note Administrative Agent or any of its Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Note Administrative Agent or any of its Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
Section 23.10.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Company and its Subsidiaries and the Note Administrative Agent is intended to be or has been created in respect of the transactions contemplated hereby or by the other Financing Documents, irrespective of whether the Note Administrative Agent has advised or is advising the Company or any Subsidiary on other matters or is acting as Paying Agent or Registrar, and (ii) the arranging and other services regarding this Agreement provided by the Note Administrative Agent are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Note Administrative Agent, on the other hand; and (b) (i) the Note Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person; (ii) the Note Administrative Agent does not have any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein, in the other Financing Documents and in the engagement letter between the Note Administrative Agent and the Company with respect to the Note Administrative Agent’s engagement hereunder; and (iii) the Note Administrative Agent and its Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and the Note Administrative Agent does not have any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Note Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 23.11.    Security Trustee Appointment. Each Purchaser hereby irrevocably (i) appoints UMB Bank, National Association to act on its behalf as Security Trustee under the Intercreditor Agreement in connection with this Agreement, the Notes and the other Financing Documents and (ii) authorizes the Security Trustee to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under or in connection with the

Intercreditor Agreement and the other Secured Debt Documents together with any other rights, powers, authorities and discretions as are necessarily incidental thereto.
SECTION 24.    Miscellaneous.
Section 24.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 24.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 24.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 24.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 24.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 24.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 24.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by Applicable Law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(a)    The Company agrees, to the fullest extent permitted by Applicable Law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(b)    The Company consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 24.7(a) by mailing a copy thereof by registered, certified, priority or express mail, postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to Puglisi & Associates, at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its agent for the purpose of accepting service of any process in the United States. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by Applicable Law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 24.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    The Company hereby irrevocably appoints Puglisi & Associates, at 850 Library Avenue, Suite 204, Newark, Delaware 19711. to receive for it, and on its behalf, service of process in the United States.
(e)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
Section 24.8.    Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.
Section 24.9.    Requisite Program Debt Consents. In respect of any provision of this Agreement which permits the Obligors to act or refrain from acting based upon an approval, consent or similar action under any Requisite Program Debt, if such approval, consent or similar action under one or more of such Program Debt facilities requires approval, consent or similar action to be obtained from the lenders under such facility (and not solely from an agent in respect of such facility), the Company shall deliver written notice of such approval, consent or similar action by the Requisite Program Debt (other than the Notes) to the Note Administrative Agent for further delivery to each Holder. Such notice shall state that the matter to which such notice relates shall be considered approved under this Agreement unless Holders constituting at least the Required Holders object thereto in writing within the period set forth in the immediately following sentence. If, within ten (10) Business Days following delivery of such notice to the Note Administrative Agent (for further delivery to each Holder) the Required Holders deliver to the Company written notice of their objection to such approval, consent or similar action, such specific approval, consent or similar action based upon the Requisite Program Debt shall cease to be effective for purposes of this Agreement (and such specific approval, consent or similar action shall only be effective if ratified by the Required Holders). For the avoidance of doubt, no such notice to or consent from the Holders shall be required in connection with any approval, consent or similar action by the Requisite Program Debt which is based solely upon, and has received, the approval, consent or similar action from the agent or agents under the Program Debt facilities constituting the Requisite Program Debt.
24.10 Electronic Contracting. The parties agree to electronic contracting and signatures with respect to this Agreement, the Guaranty and any Financing Documents, other than the Notes or any documents that are required to be filed or recorded in a jurisdiction or with a registry that does not recognize electronic contracting (“Required Original Documents”). Delivery of an electronic signature to, or a signed copy of, this Agreement and such other documents (other than the Notes or Required Original Documents) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and such other documents (other than the Notes or Required Original Documents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Obligors and the Required Holders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement or any such document, each Obligor and Finance Party hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days after such request or such longer period as the requesting Purchaser, the other Finance Parties and the Obligors may mutually agree).
* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.
Very truly yours,
SEASPAN HOLDCO III LTD.

By: /s/ Graham Talbot
Name: Graham Talbot
Title: Chief Financial Officer

GUARANTOR:

SEASPAN CORPORATION

By: /s/ Graham Talbot
Name: Graham Talbot
Title: Chief Financial Officer

CITIBANK, N.A.
as Note administrative Agent

By: /s/ Marion O'Connor
Name: Marion O'Connor
Title: Senior Trust Officer

CITIBANK, N.A.
as Registrar and Paying Agent

By: /s/ Marion O'Connor
Name: Marion O'Connor
Title: Senior Trust Officer

SOCIÉTÉ GÉNÉRALE, HONG KONG
BRANCH,
as Lead Sustainability Coordinator

By: /s/ Gwenael Delattre
Name: Gwenael Delattre
Title: Managing Director

By: /s/ Ronald Young
Name: Ronald Young
Title: Director

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY
as Barings LLC as Investment Adviser

By: /s/ James Moore
Name: James Moore
Title: Managing Director

MASSAMUTUAL ASCEND LIFE
INSURANCE COMPANY
as Barings LLC as Investment Adviser

By: /s/ James Moore
Name: James Moore
Title: Managing Director

DEFERRED SALARY PLAN OF THE
ELECTRICAL INDUSTRY

By: /s/ James Moore
Name: James Moore
Title: Managing Director

MUFG FUND SERVICES (CAYMAN)
LIMITED, acting solely in its capacity as trustee of Bright – IV Fund, a sub-fund of Global Private Credit Umbrella Unit
Trust*
By: Barings LLC as Investment Adviser
By: /s/ James Moore

* Trustee’s obligations in such capacity will be solely the obligations of the Trustee acting on behalf of Bright – IV Fund, and that no creditor will have any recourse against any of the
Trustee, (or any of its directors, officers or employees) for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with actions taken by the
Trustee, with any recourse to the Trustee limited to the assets of Bright – IV Fun

PURSUANT TO A POWER OF ATTORNEY DATED 29 SEPTEMBER 2021, BY CANADA LIFE ASSET MANAGEMENT LIMITED, FOR AND ON BEHALF OF THE CANADA LIFE ASSURANCE COMPANY (ACTING THROUGH ITS BARBADOS BRANCH), FOR WHICH IT ACTS AS INVESTMENT MANAGER

By: /s/David Marchant
Name: David Marchant
Title: Chief Investment Officer, CLL & CLG and Managing Director, CLAM

By: /s/Roger Dawes
Name: Roger Dawes
Title: Head of Fixed Income

THE CANADA LIFE ASSURANCE
COMPANY

By: /s/Jason Ward
Name: Jason Ward
Title: Authorized Signatory

By: /s/Gaurav Mittal
Name: Gaurav Mittal
Title: Authorized Signatory

THE CANADA LIFE ASSURANCE
COMPANY OF CANADA

By: /s/Jason Ward
Name: Jason Ward
Title: Authorized Signatory

By: /s/Gaurav Mittal
Name: Gaurav Mittal
Title: Authorized Signatory

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. (authorized agent)
By: /s/Jason Smith
Name: Jason Smith
Title: Managing Director

HEALTHSPRING LIFE & HEALTH
INSURANCE COMPANY, INC.

By: Cigna Investments, Inc. (authorized agent)
By: /s/Jason Smith
Name: Jason Smith
Title: Managing Director

SEASPAN HOLDCO III LTD.

This agreement is accepted and agreed to as of the date thereof.

FARM BUREAU LIFE INSURANCE
COMPANY

By: /s/Michael Warmuth
Name: Michael Warmuth
Title: VP Investments

SEASPAN HOLDCO III LTD.

This agreement is accepted and agreed to as of the date thereof.

FARM BUREAU PROPERTY & CASUALTY INSURANCE COMPANY

By: /s/Michael Warmuth
Name: Michael Warmuth
Title: VP Investments

THE GUARDIAN LIFE INSURANCE
COMPANY OF AMERICA

By: /s/John W. Kunkle
Name: John W. Kunkle
Title: Managing Director

LINCOLN LIFE & ANNUITY COMPANY OF
NEW YORK
By: Macquarie Investment Management Advisers, a
series of Macquarie Investment Management
Business Trust, Attorney-in-Fact

By: /s/Alexander Alston
Name: Alexander Alston
Title: Senior Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: Macquarie Investment Management Advisers, a
series of Macquarie Investment Management
Business Trust, Attorney-in-Fact

By: /s/Alexander Alston
Name: Alexander Alston
Title: Senior Vice President

LINCOLN NATIONAL REINSURANCE
COMPANY (BARBADOS) LIMITED
By: Macquarie Investment Management Advisers, a
series of Macquarie Investment Management
Business Trust, Attorney-in-Fact

By: /s/Alexander Alston
Name: Alexander Alston
Title: Senior Vice President

NASSAU LIFE AND ANNUITY COMPANY
By: Nassau Asset Management LLC
Its: Investment Manager

By: /s/David E. Czerniecki
Name: David E. Czerniecki
Title: Chief Investment Officer

NATIONWIDE MUTUAL INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By: /s/Jason M. Comisar
Name: Jason M. Comisar
Title: Authorized Signatory

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY
FOR ITS GROUP ANNUITY SEPARATE
ACCOUNT

By: Northwestern Mutual Investment
Management Company, LLC,
its investment adviser

By: /s/Bradley T. Kunath
Name: Bradley T. Kunath
Title: Managing Director

NORTHWESTERN MUTUAL
LIFE INSURANCE COMPANY

By: Northwestern Mutual Investment
Management Company, LLC,
its investment adviser

By: /s/Bradley T. Kunath
Name: Bradley T. Kunath
Title: Managing Director

AMERICAN UNITED LIFE INSURANCE COMPANY

By: /s/David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

THRIVENT FINANCIAL FOR LUTHERANS

By: /s/Robinson Ewald
Name: Robinson Ewald
Title: Intermediate Analyst

WESTERN ASSET BASEL III EFFICIENT PORTFOLIO SERIES INTERESTS OF THE SALI SVW MULTI-SERIES FUND, L.P.

By: Western Asset Management Company, LLC, as
investment manager

By: /s/ Adam Wright
Name: Adam Wright
Title: Manager, U.S. Legal Affairs

SCHEDULE A
Defined Terms
Capitalized terms used in this Agreement which are not otherwise defined have the meanings assigned to them in the Intercreditor Agreement. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Account Bank” means, in relation to the HK Collection Account, Citibank, N.A., Hong Kong Branch, in relation to any Vessel Owner Account, such bank as may be approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders, and, in relation to all other Charged Accounts, Bank of Montreal.
“Account Charge” means, in relation to each of the Charged Accounts, the first priority fixed charge or pledge over all such accounts given or to be given by the relevant account holder thereof in favor of and in form and substance satisfactory to the Security Trustee.
“Additional Secured Debt” has the meaning specified in the Intercreditor Agreement.
“Additional Secured Debt Designation” has the meaning specified in the Intercreditor Agreement.
“Additional Security” means any Security Interest created pursuant to Section 10.10.
“Additional Vessel” means any vessel (other than the Identified Vessels) that meets the Eligibility Criteria.
“Advance Rate” means the amount calculated as a percentage of the Asset Value of such Collateral Vessel as follows: (a) in respect of a Collateral Vessel which is subject to an Eligible Charter, (i) where such Collateral Vessel is less than 5 years old, 75%, (ii) where such Collateral Vessel is equal to or more than 5 years old but less than 10 years old, 70%, and (iii) where such Collateral Vessel is equal to or greater than 10 years old, 60%; and (b) in respect of a Collateral Vessel which is not subject to an Eligible Charter, (i) where such Collateral Vessel is less than 10 years old, 60%, and (ii) where such Collateral Vessel is equal to or greater than 10 years old, 50%.
“Affected Noteholder” is defined within the definition of “Noteholder Sanctions Event.”
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.
“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.
“Anti-Corruption Laws” means all laws, rules, and regulations, as amended, concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (as amended), and all other applicable anti-
A-1

bribery and corruption laws, regulations or ordinances in Canada and any other jurisdiction where the Obligors are located or doing business.
“Anti-Money Laundering Laws” has the meaning specified in Section 5.21.
“Applicable Charter Rate Adjustment” means, for the relevant Interest Rate Period:
(a)    less 0.0125% per annum where the QCC Target Ratio determined on the QCC Test Date immediately prior to the relevant Interest Rate Period is equal to or greater than 25% and less than 30%;
(b)    less 0.0150% per annum where the QCC Target Ratio determined on the QCC Test Date immediately prior to the relevant Interest Rate Period is equal to or greater than 30% and less than 35%;
(c)    less 0.0175% per annum where the QCC Target Ratio determined on the QCC Test Date immediately prior to the relevant Interest Rate Period is equal to or greater than 35% and less than 40%;
(d)    less 0.0200% per annum where the QCC Target Ratio determined on the QCC Test Date immediately prior to the relevant Interest Rate Period is equal to or greater than 40% and less than 45%;
(e)    less 0.0225% per annum where the QCC Target Ratio determined on the QCC Test Date immediately prior to the relevant Interest Rate Period is equal to or greater than 45% and less than 50%; and
(f)    less 0.0250% per annum where the QCC Target Ratio determined on the QCC Test Date immediately prior to the relevant Interest Rate Period is equal to or greater than 50%.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Performance Rate Adjustment” means for the relevant Interest Rate Period:
(a)    plus 0.0125% per annum where the Average Collateral Vessel Delta determined on the Delta Test Date immediately prior to the relevant Interest Rate Period is greater than +2.5%; and
(b)    less 0.0125% per annum where the Average Collateral Vessel Delta determined on the Delta Test Date immediately prior to the relevant Interest Rate Period is less than -2.5%.
“Approved Flag State” means the Republic of the Marshall Islands, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, the Cayman Islands, the Isle of Man, Malta, Hong Kong, the United Kingdom, the Commonwealth of Australia, Barbados, Belgium, the Republic of Cyprus, Danish International Ship Register (DIS), Germany, Gibraltar, Greece, Norwegian International Ship Register (NIS), Norway, The Netherlands, Singapore, United States of America and any other flag state approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders in writing; provided that the total number of Collateral Vessels that may be registered under the United States of America flag at any one time shall be limited to two and such Collateral Vessels shall not be qualified Jones Act vessels.

“Approved Valuers” means H. Clarkson & Co. Ltd. and Howe Robinson Partners (or, in either case, such other appraiser as shall have been approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders).
“Asset Value” means, in respect of any Collateral Vessel or Substitute Vessel, the greater of the DCF Value and the Market Value of such Collateral Vessel.
“Average Collateral Vessel Delta” means the weighted average Collateral Vessel Delta for all Collateral Vessels when calculated on each Delta Test Date, with the weighting of each Collateral Vessel Delta to be determined by the proportion the Asset Value of the relevant Collateral Vessel multiplied by the Advance Rate for such Collateral Vessel, bears to the Borrowing Base on 31 December of the year immediately prior to the relevant Delta Test Date, calculated by the Lead Sustainability Coordinator with reference to the Decarbonization Certificate and the Compliance Data.
“Average Efficiency Ratio” and/or “AER” means, in respect of a single Collateral Vessel, such Collateral Vessel’s average efficiency ratio expressed in unit grams of CO2 per tonne-mile i.e. gCO2/dwt-nm calculated by the Lead Sustainability Coordinator with reference to the Decarbonization Certificate and the Compliance Data, as per the below formula:
AER = ∑i ci / ∑i dwt Di

where ci is the carbon emissions for voyage i computed using the fuel consumption with reference to the Decarbonization Certificate and the Compliance Data and carbon factor of each type of fuel set out in MEPC 63/23 Annex 8 – 2012 Guidelines on the Method of Calculation of the Attained Energy Efficient Design Index (EEDI) for New Ships as updated from time to time, dwt is the design deadweight of the Collateral Vessel, and Di is the distance travelled on voyage i. The AER is computed for all voyages performed by the relevant Collateral Vessel over the applicable 12 calendar months.
“BB Event” means, as of any BB Test Date, a BB Ratio in excess of 1.0:1.0x.
“BB Ratio” means, at any Test Date, the ratio of (a) the aggregate of (x) the outstanding Program Debt plus (y) the then mark-to-market value of any amounts payable to (but, for the avoidance of any doubt, ignoring amounts payable by) the Hedge Counterparties under any Hedging Agreements and the other Hedge Counterparties under any other Hedging Agreements, to (b) the Borrowing Base.
“BB Test Date” means (a) the date of the Closing; (b) each Vessel Substitution Date; (c) each Vessel Disposition Date; and (d) each Determination Date.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrowing Base” means, at any Test Date, the aggregate of (a) the latest Asset Value of each Collateral Vessel (other than Excluded Collateral Vessels) multiplied by the Advance Rate applicable to each such Collateral Vessel (provided that, where a Concentration Limit Event has occurred and is continuing, there shall be excluded from the Borrowing Base an amount equal to the Asset Values of Collateral Vessels solely to the extent such Asset Value exceeds the specified percentage thresholds set forth on Schedule A-1); (b) any Additional Security multiplied by such percentage as shall be agreed between the Company and either in accordance with the Requisite Program Debt, subject to Section 24.9, or the Required Holders acting in their reasonable judgment; and (c) the then current balance of any amounts on deposit in the Collateral Account.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York, the Province of British Columbia, the Province of Ontario or Hong Kong, or is a day on which banking institutions in such jurisdictions are authorized or required by Law to close.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Cash Sweep Event” means a BB Event or a DSCR Cash Sweep Event.
“Change of Control” means the acquisition, directly or indirectly, by any Person or group of Persons other than a UBO of beneficial ownership of more than 50% of the aggregate outstanding voting power of the equity interests of the Guarantor.
“Charged Accounts” means each of: (a) the Collection Account; (b) the Collateral Account; (c) the HK Collection Account; and (d) any Vessel Owner Account, and each such account shall be held with the Account Bank in the name of (in the case of any Vessel Owner Account) the relevant Vessel Owner and (in all other cases) the Company.
“Charter” means any charter or contract for the use, employment or operation of a vessel or the carriage of people and/or cargo or the provision of services by or from such vessel.
“Charter Guarantees” means in relation to each of the Collateral Vessels, any guarantee provided or to be provided by a Charter Guarantor in relation to a Charterer's obligations under a Charter and “Charter Guarantee” means any of them.
“Charter Guarantor” means any guarantor of a Charterer’s obligations under a Charter.
“Charter Termination Fee” means any amount due to the Company or Vessel Owner from a Charterer or Charter Guarantor as a result of or in connection with the termination of a Charter.
“Charterer” means any charterer of a Collateral Vessel.
“Charterer’s Undertaking” means, in respect of any Collateral Vessel which is subject to a Charter which is a demise or bareboat charter, an undertaking from the Charterer in favor of the Security Trustee in substantially the form set out in Schedule A-3 (or in such other form as the Security Trustee and the Company may agree).
“Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp North America, Inc., and/or any of their affiliates as may be appropriate to consummate the transactions contemplated hereby.
“Classification Society” means Lloyds Register of Shipping, DNV GL, or any other member of the International Association of Classification Societies.
“CoC Prepayment Date” is defined in Section 8.4(b).
“CoC Prepayment Offer” is defined in Section 8.4(b).

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Collateral Account” means the account of the Company maintained with Bank of Montreal with account number 0004-4624-922.
“Collateral Vessel” means each or any, as the context may require, of the Identified Vessels and Additional Vessels which are from time to time Security for the Notes or which are otherwise mortgaged or over which security is granted to secure Program Debt, and any Substitute Vessel that has satisfied the requirements of Section 10.5, but excluding any Collateral Vessel which has been sold and which no longer constitutes part of the Security, in each case in accordance with this Agreement.
“Collateral Vessel Delta” means for each Collateral Vessel, the percentage difference between (i) that Collateral Vessel’s Average Efficiency Ratio for the relevant Delta Test Period, and (ii) the then current and applicable IMO Decarbonization Trajectory (for a vessel’s average efficiency ratio) expressed as a positive or negative percentage (+/-)% as calculated by the Lead Sustainability Coordinator with reference to the Decarbonization Certificate and the Compliance Data, on each Delta Test Date per the formula below:
△i = ((AER - rs )/ rs) × 100
where rs is the required average efficiency ratio for the ship type and size class for the relevant calendar year period as determined by the related IMO Decarbonization Trajectory. For the sake of clarity, a positive Collateral Vessel Delta means that a Collateral Vessel is misaligned and above the then current and applicable IMO Decarbonization Trajectory (for a vessel’s average efficiency ratio). A zero or negative Collateral Vessel Delta means that a Collateral Vessel is aligned and on or below the then current and applicable IMO Decarbonization Trajectory (for a vessel’s average efficiency ratio).
“Collection Account” means the account of the Company maintained with Bank of Montreal with account number 0004-4624-914.
“Company” is defined in the first paragraph of this Agreement.
“Compliance Certificate” means the form of certificate attached at Schedule 7.2.
“Compliance Data” means all information necessary for and/or reasonably requested by the Lead Sustainability Coordinator, in order for the Lead Sustainability Coordinator (i) to calculate the AER and/or the Collateral Vessel Delta, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance provided by a Recognized Organization, in each case relating to any relevant Collateral Vessel for the relevant Delta Test Period, and (ii) to verify the existence and suitability of a Sustainability Linked Charter Mechanism in a Qualifying Charter Contract, including, without limitation, the relevant extracts (certified by a Responsible Officer of the Company) of the provisions of the corresponding Qualifying Charter Contracts, in each case relating to any relevant vessel owned by the Guarantor Group for the relevant Delta Test Period.
“Concentration Limit Event” has the meaning specified in Schedule A-1.
“Concentration Limit Requirements” has the meaning specified in Schedule A-1.

“Concentration Test Date” means each of the following dates: (a) the Closing; (b) each Vessel Substitution Date; (c) each Vessel Disposition Date; (d) any date on which a Vessel Owner proposes entering into a new Eligible Charter in respect of a Collateral Vessel; and (e) each other Test Date.
“Confidential Information” is defined in Section 21.
“Consolidated Tangible Net Worth” means, as of any date of determination, for the Guarantor on a consolidated basis, total shareholders’ equity as reported in the most recently delivered balance sheet of the Guarantor and its consolidated Subsidiaries adjusted by:
(a)    adding any subordinated debentures (being convertible debentures and other equity linked instruments which are subordinate to the rights of its unsecured creditors generally and which are akin to equity), mezzanine equity and redeemable shares;
(b)    adding the amount referred to in Schedule 10.9, as the same may be updated from time to time, for the date of such balance sheet (as the same may be adjusted from time to time to reflect the sale of any of the vessels referred to in Schedule 10.9, as the same may be updated from time to time, whether or not they are Collateral Vessels or Collateral Vessels at the date of their sale, following the date of this Agreement);
(c)    deducting any amount attributable to goodwill or any other intangible asset; and
(d)    reflecting any variation in the amount of the issued share capital of the Guarantor since the date of such balance sheet
“Contracted Net Cash Flow” means, in respect of any Collateral Vessel and Eligible Charter, the contracted cash flow payable to the applicable Vessel Owner under such Eligible Charter, reduced by US$6,800 per day (which amount shall be escalated on an annual basis at the LTM Rate); provided that such reduction shall not apply to the calculation of the Contracted Net Cash Flow for any Collateral Vessel which is subject to a bareboat or demise charter; and provided further that Contracted Net Cash Flow in respect of any Collateral Vessel and Eligible Charter and any extension period shall be deemed to be zero to the extent that, as of the relevant date, the applicable contracted cash flow payable during such extension period (or part thereof) is uncertain or is not capable of being conclusively calculated. With respect to bareboat charters (in which operating costs are covered by the charterer), the Contracted Net Cash Flow calculation shall not include the daily operating expense reduction.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Credit Rating” means the debt rating of the Notes as determined from time to time by any Nationally Recognized Statistical Rating Organization.
“DCF Value” means the sum of (i) the Present Value of Contracted Net Cash Flow in respect of the relevant Collateral Vessel, plus (ii) the Terminal Value of such Collateral Vessel.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Decarbonization Certificate” means the form of certificate attached as Schedule A-4.
“Deeds of Covenants” means, in respect of a Collateral Vessel, the deed of covenants entered into or to be entered into by the relevant Vessel Owner and the Security Trustee collateral to the Mortgage over that Collateral Vessel.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to any Note, the Interest Rate on such Note plus 2.00% per annum.
“Delta Test Date” means June 30, 2022 and thereafter each anniversary of such date in each subsequent calendar year provided that if any such date shall not be a Business Day, the relevant Delta Test Date shall be the immediately succeeding Business Day.
“Delta Test Period” means the twelve (12) calendar month period commencing on January 1 ending on December 31 immediately prior to the relevant Delta Test Date.
“Determination Date” means the last day of each of February, May, August and November in each year.
“Disclosure Documents” is defined in Section 5.8.
“Dollars” or “$” means lawful currency of the United States of America.
“DSCR Cash Sweep Event” means, as of any date of determination, the failure of the DSCR Ratio as of such date to be at least equal to 1.25:1.0x.
“DSCR Ratio” means, with respect to the last two fiscal quarters for the Company, the ratio of: (a) EBITDA of the Company for such period, to (b) the aggregate amount of scheduled principal and interest payable (excluding any final payments due at maturity) in respect of Program Debt during the applicable period (whether or not actually paid during such period and disregarding any voluntary prepayments made at the Company’s election in accordance with Section 8.2) payable during such period, plus any amounts paid by the Company during such period under any Hedging Agreements.
“Earnings” means, in respect of a Collateral Vessel, all present and future moneys and claims which are earned by or become payable to or for the account of the Company or Vessel Owner in connection with the operation or ownership of that Collateral Vessel and including but not limited to: (a) freights, passage and hire moneys (howsoever earned); (b) remuneration for salvage and towage services; (c) demurrage and detention moneys; (d) all moneys and claims in respect of the requisition for hire of that Collateral Vessel; (e) payments received in respect of any off-hire insurance; (f) payments received pursuant to any Charter Guarantee relating to that Collateral Vessel; and (g) Charter Termination Fees or other payments in respect of the termination of any Charter, including without limitation, pursuant to legal proceedings, arbitration or other settlement arrangements.

“EBITDA” means the net income of the Guarantor (on a consolidated basis) or the Company, as applicable, for a Measurement Period as adjusted by:
(a)    adding back taxation;
(b)    adding back Interest Expenses;
(c)    taking no account of any extraordinary item;
(d)    excluding any amount attributable to minority interests;
(e)    adding back depreciation and amortization, including amounts relating to operating leases but with the exception of amortization of dry-docking costs;
(f)    adding back non-cash expenses and deducting non-cash gains, including mark to market on Hedging Agreements and any other financial instruments and stock based compensation;
(g)    adding bareboat charter fees and deducting bareboat related interest income from leasing;
(h)    taking no account of any revaluation of an asset or any loss or gain over book value, whether or not arising on the disposal of an asset (otherwise than in the ordinary course of trading) by the Guarantor or the Company, as applicable, during that Measurement Period; and
(i)    adding proportionate distributions from unconsolidated entities to the Guarantor or the Company, as applicable.
“EEOI” means the Energy Efficiency Operational Indicator, developed by the International Maritime Organization in order to allow shipowners to measure the fuel efficiency of a ship in operation.
“Eligibility Criteria” means: (a) such vessel shall be a container vessel that satisfies the requirements in respect of a Collateral Vessel set out in this Agreement; (b) such vessel shall be owned by (and not leased or chartered to) a Vessel Owner on the Closing; (c) its inclusion as a Collateral Vessel shall not give rise to a Default, a Concentration Limit Event, a BB Event or a DSCR Cash Sweep Event; and (d) it and any contract of employment or charter for such vessel shall comply with all requirements set out in the Financing Documents as if it was a Collateral Vessel and its owner was a Vessel Owner.
“Eligible Charter” means any firm contract for the employment of a Collateral Vessel with a Person other than a member of the Guarantor Group which has a remaining fixed term of not less than 3 months (which shall include any extension options which (i) if at the option of the Charterer, have been exercised, (ii) if at the option of the Vessel Owner, have or have not yet been exercised and (iii) are automatically exercised (without any condition, requirement or other arrangement whereby such extension will not occur other than a determination from the Vessel Owner otherwise)), and shall include any charter providing the applicable Vessel Owner with a termination right.
“Environmental Approvals” means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.
“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices,

notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, arising under or relating in any way to any Environmental Liability, Environmental Laws or any Environmental Approval issued under any such Environmental Laws (hereafter as used in this definition, “Claims”), including (a) any and all Claims by any Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages arising under or pursuant to any applicable Environmental Laws, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Representative” means each Vessel Owner and the Manager together with their respective employees and all of those persons for whom such Vessel Owner or the Manager is responsible under any Applicable Law in respect of any activities undertaken in relation to any of the Collateral Vessels.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Excess Risks” means, in respect of a Collateral Vessel: (a) the proportion of claims for general average, salvage and salvage charges which are not recoverable as a result of the value at which that Collateral Vessel is assessed for the purpose of such claims exceeding her hull and machinery insured value; and (b) collision liabilities not recoverable in full under the hull and machinery insurance by reason of those liabilities exceeding such proportion of the insured value of that Collateral Vessel as is covered by the hull and machinery insurance.
“Excluded Collateral Vessels” means each of:
(a)    any Collateral Vessel with respect to which (i) any Security Document to which such Collateral Vessel or the applicable Vessel Owner is subject ceases to be valid in any material respect or (ii) any Security Document creating a Security Interest in such Collateral Vessel or the applicable Vessel Owner in favor of the Security Trustee ceases to provide a perfected first priority security interest in favor of the Security Trustee in such Collateral Vessel or the applicable Vessel Owner as a result of the act or inaction of an Obligor; and
(b)    any Collateral Vessel with respect to which the registration at the registry of any Approved Flag State is cancelled or any Collateral Vessel that is arrested or otherwise detained and not released within thirty (30) days.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Finance Parties” means, collectively, the Sole Structuring Agent, the Note Administrative Agent, the Paying Agent, the Registrar, the Purchasers, the Lead Sustainability Coordinator and the Security Trustee.
“Financing Documents” means, collectively (a) this Agreement, (b) the Notes, (c) the Intercreditor Agreement, (d) the Intercreditor Joinder in respect of the Notes and (e) the Security Documents.
“Closing” is defined in Section 3.
“GAAP” means, subject to Section 24.2, United States generally accepted accounting principles as in effect as of the date of determination thereof.
“General Assignment” means in respect of a Collateral Vessel, the assignment of its Eligible Charter, any Charter Guarantee, any Requisition Compensation and the Earnings granted or to be granted by the relevant Vessel Owner in favor of the Security Trustee, together with any and all notices and acknowledgements entered into in connection therewith.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” is defined in the first paragraph of this Agreement.
“Guarantor Financial Covenants” means the requirements set forth in Section 10.9(c) to (f).
“Guarantor Group” means the Guarantor and each of its Subsidiaries.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances, wastes or other contaminants or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Hedge Counterparty” is defined in the Intercreditor Agreement.
“Hedging Agreement” is defined in the Intercreditor Agreement.
“HK Collection Account” means the account of the Company maintained with Citibank, N.A., Hong Kong Branch with account number 1004151018.
“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule A, “Holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Identified Vessels” means the vessels referred to in Schedule A-2.
“IMO Decarbonization Trajectory” means the standard decarbonization trajectories produced or to be produced (as the case may be) from time to time by the Secretariat of the Poseidon Principles for each ship type and size class, being a representation of how many grams of CO2 a single vessel can emit to move one tonne of goods one nautical mile (gCO2/tnm) over the relevant time horizon, and on any Delta Test Date the IMO Decarbonization Trajectory shall be the most recent standard decarbonization trajectory which is applicable to the relevant Delta Test Period. The IMO Decarbonization Trajectory for the period 2020 to 2026, measured with reference to average efficiency ratio for containerships as of the date hereof (and as may be updated from time to time) is as set forth on Schedule A-5.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Hedging Agreement;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    any agreement treated as a finance or capital lease in accordance with GAAP; and
(g)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“INHAM Exemption” is defined in Section 6.3(e).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of any Series of Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Insurances Assignment” means, in respect of a Collateral Vessel, the assignment of the Obligatory Insurances granted or to be granted in favor of the Security Trustee by the relevant Vessel Owner together with any and all notices and acknowledgments entered into in connection therewith.
“Insurers” means the underwriters or insurance companies with whom any Obligatory Insurances are effected and the managers of any protection and indemnity or war risks association in which any or the Collateral Vessels may at any time be entered.

“Intercreditor Agreement” means the amended and restated intercreditor and proceeds agreement dated as of May 19, 2021, among, inter alios, the Company, the Guarantor, the Administrative Agent (as defined therein) and the Security Trustee (as further amended and/or restated from time to time).
“Intercreditor Joinder” means, with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B of the Intercreditor Agreement.
“Interest and Principal Coverage Ratio” means, as at any date of determination and with respect to any period, the ratio of EBITDA for such period to Interest and Principal Expense for such period.
“Interest and Principal Expense” means all Interest Expense incurred and all scheduled payments of principal (excluding any final payment thereof due on the maturity date thereof) made by the Guarantor and its consolidated Subsidiaries during a Measurement Period.
“Interest Expense” means all cash interest and cash commitment fees incurred by the Guarantor or the Company, as applicable, and its consolidated Subsidiaries during a Measurement Period.
“Interest Rate” means (a) with respect to each Series A Note, the Series A Note Interest Rate, (b) with respect to each Series B Note, the Series B Note Interest Rate and (c) with respect to each Series C Notes, the Series C Note Interest Rate.
“Interest Rate Period” means (i) for the first Interest Rate Period, the period commencing on the date of the Closing and ending on June 4, 2023, and (ii) for any subsequent period, each 12 month period commencing on the June 5 Payment Date which follows a Delta Test Date and ending on June 4, the following year (or if earlier, the latest Maturity Date of any Series of Notes).
“Intra Group Loan” means:
(a)     any loan or other Indebtedness advanced by an Obligor, as lender, to any other Obligor (other than the Guarantor), as borrower; and
(b)     any loan or other Indebtedness owing by the Company to a member of the Guarantor Group which is, as at the Signing Date, the shareholder of the owner of m.v. “Seaspan Thames”, “CMA CGM Tuticorin”, “MOL Brilliance”, “MOL Belief”, “YM World”, “YM Wondrous”, “MOL Beauty” or “YM Wreath” or any other vessel owned, as at the Signing Date, directly or indirectly by Greater China Intermodal Investments LLC for purposes of adding a Collateral Vessel to the Security Interests created by Security Documents.
“Intra Group Loan Agreement” means any agreement in respect of an Intra Group Loan.
“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization Assembly as Resolutions A.741(18) and A.788(19), as the same may have been or may be amended or supplemented from time to time. The terms “safety management system”, “Safety Management Certificate”, “Document of Compliance” and “major non-conformity” shall have the same meanings as are given to them in the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organization Assembly as the same may have been or may be amended or supplemented from time to time.
“KBRA” means Kroll Bond Rating Agency, LLC.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lead Sustainability Coordinator” is defined in the first paragraph of this Agreement.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“LTM Rate” means the most recent US CPI rate as published by the U.S. Bureau of Labor Statistics, provided that the applicable indexation will have a floor of 0% p.a. and a cap of 3% p.a.
“Made Available” means, with respect to documents or other information to be provided by the Company under this Agreement, having posted such documents or information to an electronic dataroom from which such documents or information may be accessed by each Purchaser and its counsel.
“Make-Whole Amount” is defined in Section 8.8.
“Management Agreement” means each management agreement between a Vessel Owner and the Manager in respect of a Collateral Vessel, as the same may be amended from time to time in accordance with this Agreement.
“Management Agreement Assignment” means each assignment of a Management Agreement granted or to be granted in favor of the Security Trustee by a Vessel Owner with any and all notices and acknowledgements entered into in connection therewith, one to be entered into between the Manager and the relevant Vessel Owner.
“Manager” means Seaspan Management Services Ltd., V.Group, Anglo-Eastern and Bernhard Schulte Ship management, or such other professional manager or managers as may be approved either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders from time to time.
“Manager’s Undertaking” means, in respect of each Collateral Vessel, a letter of undertaking to be issued by the Manager to the Security Trustee confirming it shall not make a claim to security ranking ahead of the Purchasers’ security in respect of that Collateral Vessel, in form and substance satisfactory to the Purchasers.
“Market Value” means, in respect of any Collateral Vessel, the average of the two values of such Collateral Vessel provided by the Approved Valuers.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligors taken as a whole, (b) the ability of the Company to perform its obligations under any Financing Document to which it is a party, (c) the legality, validity, binding effect or enforceability against the Company of any Financing Document to which it is a party, (c) the rights, remedies and benefits available to, or conferred upon the Note Administrative Agent or any Purchaser under any Financing Document, (d) the ability of any Guarantor (as defined in the Intercreditor Agreement) to perform its obligations under its Program Debt Guarantee, or (e) the validity or enforceability of this Agreement, the Notes or any Program Debt Guarantee.
“Maturity Date” means, with respect to any Note or Series of Notes, the “Maturity Date” as defined in the first paragraph of such Note or the Notes of such Series.
“Measurement Period” means, at any time, the last four fiscal quarters for the Guarantor or the Company, as applicable.
“Memorandum” is defined in Section 5.8.
“Mortgage” means, in respect of a Collateral Vessel, the first priority or first preferred ship mortgage, each given or to be given by the relevant Vessel Owner in favor of the Security Trustee and registered with the Approved Flag State registry of such Collateral Vessel.
“NAIC” means the National Association of Insurance Commissioners.
“Nationally Recognized Statistical Rating Organization” means S&P Global Ratings, Moody’s Investors Service, Inc., Fitch Ratings, Inc., KBRA or DBRS, Inc., or their successors.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Noteholder Sanctions Event” means, with respect to any holder of a Note (an “Affected Noteholder”), such holder or any of its affiliates (a) being in violation of or becoming a subject of Sanctions as a result of the Company or any Controlled Entity becoming a Sanctioned Person or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Sanctioned Person or (b) being in violation of economic sanctions-related laws, regulations or orders adopted by any State within the United States as a result of the name of the Company or any Controlled Entity appearing on a State Sanctions List.
“Notes” is defined in Section 1.
“Obligatory Insurances” means, in respect of each Collateral Vessel: (a) all contracts and policies of insurance and all entries in clubs and/or associations which are from time to time required to be effected and maintained in accordance with this Agreement in respect of each of the Collateral Vessels; and (b) all benefits under the contracts, policies and entries under subsection (a) above and all claims in respect of them and the return of premiums.

“Obligor” means the Company, the Guarantor and the Vessel Owners.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Original Financial Statements” means the consolidated financial statements of the Guarantor for the financial year ended 31 December 2020.
“Paying Agent” is defined in Section 15.2.
“Payment Date” means each March 5, June 5, September 5, December 5 commencing on December 5, 2022, provided that if any such date is not a Business Day, the relevant Payment Date shall be the immediately succeeding Business Day.
“Permitted Liens” means, in respect of a Collateral Vessel: (a) Security Interests created by the Security Documents; (b) liens for unpaid crew’s wages including wages of the master and stevedores employed by the Collateral Vessel, outstanding in the ordinary course of trading for not more than one calendar month after the due date for payment; (c) liens for salvage; (d) liens for classification or scheduled dry docking or for necessary repairs to that Collateral Vessel that in each case are outstanding for not more than one month; (e) liens for collision; (f) liens for master's disbursements incurred in the ordinary course of trading; (g) statutory and common law liens of carriers, warehousemen, mechanics, suppliers, materials men, repairers or other similar liens, including maritime liens, in each case arising in the ordinary course of business, outstanding for not more than one month and (h) liens for damages arising from maritime torts which are unclaimed, or are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the relevant Vessel Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of such Collateral Vessel from arrest; provided that in the case of subsections (b) to (g) inclusive the amounts which give rise to such liens are paid when due (or, in the case of subsections (b) or (g) above, within one month of such amount being outstanding) or, if not paid when due are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves or security are at the relevant time maintained or provided), provided further that such proceedings, whether by payment of adequate security into court or otherwise, do not give rise to a material risk of the relevant Collateral Vessel or any interest therein being seized, sold, forfeited or otherwise lost or of criminal liability on any Purchaser, any Finance Party or any of their respective Related Parties.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in Applicable Law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.

“Present Value of Contracted Net Cash Flow” means, in respect of any Collateral Vessel and Eligible Charter, the Contracted Net Cash Flow in respect thereof discounted using a discount rate of 10% per annum (or, where the Terminal Value provider is VesselsValue, 8% per annum).
“Private Rating Letter” means a letter issued by a Nationally Recognized Statistical Rating Organization in connection with any private debt rating for the Notes.

“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the Nationally Recognized Statistical Rating Organization in connection with such Private Rating Letter setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Private Rating for the Notes, in each case, on the letterhead of the Nationally Recognized Statistical Rating Organization or on its controlled website and generally consistent with the work product that a Nationally Recognized Statistical Rating Organization would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes.

“Program Debt” has the meaning specified in the Intercreditor Agreement.
“Program Debt Documents” means (a) the credit agreement dated as of May 15, 2019, as amended and restated on May 19, 2021 between, among others, the Company, the Guarantor, the Administrative Agent (as defined therein) and the Lenders (as defined therein) party thereto from time to time, as further amended or amended and restated from time to time; (b) the credit agreement dated as of December 30, 2019, as amended and restated on May 19, 2021 between, among others, the Company, the Guarantor, the Administrative Agent (as defined therein) and the Lenders (as defined therein) party thereto from time to time, as further amended or amended and restated from time to time; (c) the credit agreement dated as of October 14, 2020, as amended and restated on May 19, 2021 between, among others, the Company, the Guarantor, the Administrative Agent (as defined therein) and the Lenders (as defined therein) party thereto from time to time, as further amended or amended and restated from time to time; (d) the note purchase agreement dated as of May 21, 2021 between, among others, the Company, the Guarantor, the Note Administrative Agent, the Registrar, the Paying Agent, the Lead Sustainability Coordinator and the purchasers party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time; and (e) any other Additional Debt Document.
“Program Debt Guarantee” is defined in Section 4.1(i)(ii).
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.3(a).
“Purchase Agreement” means, in respect of a Collateral Vessel, the memorandum of agreement or purchase agreement entered into or to be entered into between the relevant seller of such Collateral Vessel and the Vessel Owner, as buyer.
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“QCC Target Ratio” means in respect of any QCC Test Period, the proportion expressed as a percentage (Q) of (i) the number of Qualifying Charter Contracts which are executed and dated during that QCC Test Period (and, if elected by the Company, any Qualifying Charter Contracts which are extended or renewed during such period (such Qualifying Charter Contracts being referred to herein as “Renewals”)) and which contain a Sustainability Linked Charter Mechanism, to (ii) the total number of Qualifying Charter Contracts which are executed and dated during such QCC Test Period (and any Renewals) and calculated per the formula below:
Q=(SC / T) X100

where SC is the number Qualifying Charter Contracts which are executed and dated during that QCC Test Period (and any Renewals) and which contain a Sustainability Linked Charter Mechanism and T is the total number Qualifying Charter Contracts which are executed and dated during the same QCC Test Period (and any Renewals).
“QCC Test Date” means, at the election of the Lead Sustainability Coordinator, a Business Day falling on or before June 30, 2022 and thereafter each anniversary of such date in each subsequent calendar year provided that if any such date shall not be a Business Day, the relevant QCC Test Date shall be the immediately succeeding Business Day.
“QCC Test Period” means the twelve (12) calendar month period commencing on January 1 and ending on December 31 immediately prior to the relevant QCC Test Date.
“QPAM Exemption” is defined in Section 6.3(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Qualifying Charter Contracts” means any firm contract for the employment of a vessel owned by a member of the Guarantor Group with a Person other than a member of the Guarantor Group, which has a remaining fixed term of not less than 12 months (which shall include any extension options which (a) if at the option of the Charterer, have been exercised, (b) if at the option of the relevant vessel owner, have or have not yet been exercised and (c) are automatically exercised (without any condition, requirement or other arrangement whereby such extension will not occur other than a determination from the relevant vessel owner otherwise)), and shall include any charter providing the applicable vessel owner with a termination right.
“Recognized Organization” means, in respect of a Collateral Vessel, an organization approved by the maritime administration of the Collateral Vessel’s flag state to verify that the ship energy efficiency management plans of vessels registered in such flag state are in compliance with Regulation 22A of Annex Vl and to issue “statements of compliance for fuel consumption reporting” confirming that vessels registered in such flag state are in compliance with that regulation, including any Classification Society.

“Registrar” is defined in Section 14.4.
“Registration Duty” means any registration duty or similar amount payable pursuant to any Applicable Law in connection with the use in a judicial proceeding of this Agreement, the Notes or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.
“Related Contracts” means any or all of the following (as the context requires): (a) the Obligatory Insurances; (b) the Eligible Charters; (c) the Management Agreements; and (d) the Charter Guarantees.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Related Parties” means, with respect to any Person, such Person’s Affiliates, head office, other branches and regional offices, and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates, head office, other branches and regional offices.
“Removal Effective Date” is defined in Section 23.7(a).
“Required Deductible Amount” means, in respect of the Obligatory Insurances for a Collateral Vessel, an amount to be commercially reasonable and consistent with other similarly situated operators.
“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than fifty percent (50%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Required Information” is defined in Section 7.5.
“Required Insurance Amount” means, in respect of a Collateral Vessel, the higher of (a) the amount which is 120% of the product of (i) the proportion of the Market Value of such Collateral Vessel to the total Market Value of all Collateral Vessels, multiplied by (ii) the total outstanding amount of the Secured Obligations, and (b) the Market Value of such Collateral Vessel calculated as of the date on which such Collateral Vessel is added to the Security Assets and thereafter as of the date of the annual renewal of the relevant Obligatory Insurances.
“Required Original Documents” is defined in Section 24.10.
“Requisite Program Debt” means, with respect to any applicable approval, consent or similar action hereunder, each credit facility constituting Program Debt which contains a corresponding and substantially similar approval, consent or similar action provision.
“Requisition Compensation” means, in respect of a Collateral Vessel, all moneys or other compensation payable by reason of requisition for title to, or other compulsory acquisition of, that Collateral Vessel including requisition for hire.
“Resignation Effective Date” is defined in Section 23.7(a).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sanctioned Jurisdiction” means, at any time, a country or territory that is the subject of comprehensive Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in, or acting on behalf of a Person listed in, any Sanctions-related list maintained by any Sanctions Authority, (b) any Person located, organized, or resident in a Sanctioned Jurisdiction, or (c) any other subject of Sanctions, including, without limitation, any Person controlled or fifty percent (50%) or more owned in the aggregate, directly or indirectly, by any subject or subjects of Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” means the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or through any existing or future statute or Executive Order), the United Kingdom (including, without limitation, Her Majesty’s Treasury), the European Union and any EU member state, the French Republic, the United Nations Security Council, Canada and Hong Kong Monetary Authority and any other Governmental Authority with jurisdiction over the Obligors or, to the extent this term is used in Section 8.4(a), the Finance Parties.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Security Assets” means any asset which is the subject of a Security Interest created by a Security Document.
“Security Documents” means: (a) the Mortgages; (b) the Deeds of Covenant; (c) the Insurances Assignments; (d) the Management Agreement Assignments; (e) the General Assignments; (f) the Account Charges; (g) the Manager’s Undertakings; (h) the Share Pledges; (i) any Charterer’s Undertakings, (j) any Additional Security; (k) any other Collateral Documents and (k) any other document designated as such in writing by the Company or any Vessel Owner and the Purchasers; in each case together with any and all notices and acknowledgements entered into and in connection therewith.
“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.
“Security Trustee” means UMB Bank, National Association.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Series” means the Series A Notes, Series B Notes or Series C Notes.
“Series A Note Interest Rate” means, with respect to each Series A Note, the aggregate of:
(a)    5.15% per annum; and

(b)     (i) any Applicable Performance Rate Adjustment for the relevant Interest Rate Period, minus (ii) any Applicable Charter Rate Adjustment in the immediately preceding Interest Rate Period, plus (iii) any Applicable Charter Rate Adjustment for the relevant Interest Rate Period, save that the collective aggregate of the foregoing (b)(i), (b)(ii) and (b)(iii) may not (A) exceed 0.025% per annum or (B) be less than -0.025% per annum, in each case for any single Interest Rate Period (relative to the prior Interest Rate Period);
provided that, the collective aggregate of the foregoing paragraphs (a) and (b) shall not (X) exceed 5.20%per annum for any single Interest Rate Period, or (Y) be less than 5.15% per annum for any single Interest Rate Period;
and provided further that, where the Company fails to deliver any of the Compliance Data, other items contemplated by Section 9.28(a) hereof and/or any Decarbonization Certificate required by this Agreement, in order to determine any Applicable Charter Rate Adjustment for the relevant Interest Rate Period, the foregoing paragraph (b) (excluding the provisos following such paragraph (b)) shall be replaced with and applied as follows:
“(b)     (i) 0.0125% per annum, minus (ii) any Applicable Charter Rate Adjustment in the immediately preceding Interest Rate Period, save that the collective aggregate of the foregoing (b)(i) and (b)(ii) may not (A) exceed 0.025% per annum or (B) be less than -0.025% per annum, in each case for any single Interest Rate Period (relative to the prior Interest Rate Period)”; and
(c)     with respect to each period described in the second proviso of this clause (c), (i) 0.50% per annum if any Step-Up Gearing Event Date occurs, and (ii) 1.00% per annum if any Step-Up Ratings Event Date occurs; provided that the aggregate increase to the Interest Rate under this clause (c) due to any Step-Up Event Date shall not exceed 1.00% per annum; provided further that the increase to the Series A Note Interest Rate due to any Step-Up Event Date shall be in effect from and including the first Payment Date after such Step-Up Event Date until the first Payment Date after the related Step-Up Ratings Event Cessation Date or the related Step-Up Gearing Event Cessation Date, as the case may be.
“Series A Notes” is defined in Section 1.
“Series B Note Interest Rate” means, with respect to each Series B Note, the aggregate of:
(a)    5.29% per annum; and
(b)     (i) any Applicable Performance Rate Adjustment for the relevant Interest Rate Period, minus (ii) any Applicable Charter Rate Adjustment in the immediately preceding Interest Rate Period, plus (iii) any Applicable Charter Rate Adjustment for the relevant Interest Rate Period, save that the collective aggregate of the foregoing (b)(i), (b)(ii) and (b)(iii) may not (A) exceed 0.025% per annum or (B) be less than -0.025% per annum, in each case for any single Interest Rate Period (relative to the prior Interest Rate Period);
provided that, the collective aggregate of the foregoing paragraphs (a) and (b) shall not (X) exceed 5.34% per annum for any single Interest Rate Period, or (Y) be less than 5.29% per annum for any single Interest Rate Period;
and provided further that, where the Company fails to deliver any of the Compliance Data, other items contemplated by Section 9.28(a) hereof and/or any Decarbonization Certificate required by this Agreement, in order to determine any Applicable Charter Rate Adjustment for the relevant Interest Rate Period, the foregoing paragraph (b) (excluding the provisos following such paragraph (b)) shall be replaced with and applied as follows:

“(b)     (i) 0.0125% per annum, minus (ii) any Applicable Charter Rate Adjustment in the immediately preceding Interest Rate Period, save that the collective aggregate of the foregoing (b)(i) and (b)(ii) may not (A) exceed 0.025% per annum or (B) be less than -0.025% per annum, in each case for any single Interest Rate Period (relative to the prior Interest Rate Period)”; and
(c)     with respect to each period described in the second proviso of this clause (c), (i) 0.50% per annum if any Step-Up Gearing Event Date occurs, and (ii) 1.00% per annum if any Step-Up Ratings Event Date occurs; provided that the aggregate increase to the Interest Rate under this clause (c) due to any Step-Up Event Date shall not exceed 1.00% per annum; provided further that the increase to the Series B Note Interest Rate due to any Step-Up Event Date shall be in effect from and including the first Payment Date after such Step-Up Event Date until the first Payment Date after the related Step-Up Ratings Event Cessation Date or the related Step-Up Gearing Event Cessation Date, as the case may be.
“Series B Notes” is defined in Section 1.
“Series C Note Interest Rate” means, with respect to each Series C Note, the aggregate of:
(a)    5.49% per annum; and
(b)     (i) any Applicable Performance Rate Adjustment for the relevant Interest Rate Period, minus (ii) any Applicable Charter Rate Adjustment in the immediately preceding Interest Rate Period, plus (iii) any Applicable Charter Rate Adjustment for the relevant Interest Rate Period, save that the collective aggregate of the foregoing (b)(i), (b)(ii) and (b)(iii) may not (A) exceed 0.025% per annum or (B) be less than -0.025% per annum, in each case for any single Interest Rate Period (relative to the prior Interest Rate Period);
provided that, the collective aggregate of the foregoing paragraphs (a) and (b) shall not (X) exceed 5.54% per annum for any single Interest Rate Period, or (Y) be less than 5.49% per annum for any single Interest Rate Period;
and provided further that, where the Company fails to deliver any of the Compliance Data, other items contemplated by Section 9.28(a) hereof and/or any Decarbonization Certificate required by this Agreement, in order to determine any Applicable Charter Rate Adjustment for the relevant Interest Rate Period, the foregoing paragraph (b) (excluding the provisos following such paragraph (b)) shall be replaced with and applied as follows:
“(b)     (i) 0.0125% per annum, minus (ii) any Applicable Charter Rate Adjustment in the immediately preceding Interest Rate Period, save that the collective aggregate of the foregoing (b)(i) and (b)(ii) may not (A) exceed 0.025% per annum or (B) be less than -0.025% per annum, in each case for any single Interest Rate Period (relative to the prior Interest Rate Period)”; and
(c)     with respect to each period described in the second proviso of this clause (c), (i) 0.50% per annum if any Step-Up Gearing Event Date occurs, and (ii) 1.00% per annum if any Step-Up Ratings Event Date occurs; provided that the aggregate increase to the Interest Rate under this clause (c) due to any Step-Up Event Date shall not exceed 1.00% per annum; provided further that the increase to the Series C Note Interest Rate due to any Step-Up Event Date shall be in effect from and including the first Payment Date after such Step-Up Event Date until the first Payment Date after the related Step-Up Ratings Event Cessation Date or the related Step-Up Gearing Event Cessation Date, as the case may be.
“Series C Notes” is defined in Section 1.

“Share Pledge” means, in relation to the Company and each Vessel Owner, each first priority charge, pledge or mortgage or equivalent over the shares in the Company or Vessel Owner (as the case may be) to be given by: (a) in the case of the Company, the Guarantor; and (b) in the case of each Vessel Owner, the Company, in each case in favor of and in form and substance satisfactory to the Security Trustee and “Share Pledges” means all such share pledges.
“Signing Date” means the date on which all of the conditions set forth in Section 4.1 shall have been satisfied (or waived by each Purchaser).
“Sole Structuring Agent” means Citi.
“Source” is defined in Section 6.3.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Step-Up Event Cessation Date” means either or both of a Step-Up Gearing Event Cessation Date or a Step-Up Ratings Event Cessation Date.
“Step-Up Event Date” means either or both of a Step-Up Gearing Event Date or a Step-Up Ratings Event Date.
“Step-Up Gearing Event Cessation Date” means, with respect to any Step-Up Gearing Event Date, the first date at least ninety (90) days thereafter on which the aggregate amount of Total Borrowings (after giving effect to any incurrence of Total Borrowings and repayments of Total Borrowings on such date) of the Guarantor are less than or equal to 65% of Total Assets of the Guarantor.
“Step-Up Gearing Event Date” means the date on which the aggregate amount of Total Borrowings (after giving effect to any incurrence of Total Borrowings and repayments of Total Borrowings on such date) of the Guarantor are greater than 65% of Total Assets of the Guarantor.
“Step-Up Ratings Event Cessation Date” means, with respect to any Step-Up Ratings Event Date, the first date at least ninety (90) days thereafter on which the rating of the Notes is at least (i) if KBRA is then rating the Notes, BBB- or (ii) if KBRA is not then rating the Notes, the credit rating by another Nationally Recognized Statistical Rating Organization selected by the Company and promptly notified to the Note Administrative Agent (such Nationally Recognized Statistical Rating Organization, the “Replacement NRSRO”) equivalent to the credit rating in clause (i) above.
“Step-Up Ratings Event Date” means the date on which the rating of the Notes is not at least (i) BBB- by KBRA or (ii) if KBRA is not then rating the Notes, the credit rating by the Replacement NRSRO equivalent to the credit rating in clause (i) above.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Substitute Purchaser” is defined in Section 22.
“Substitute Vessel” has the meaning set forth in Section 10.5.
“Super-Majority Holders” means, at any time, (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Sustainability Linked Charter Mechanism” means, in the sole opinion of the Lead Sustainability Coordinator, acting reasonably, a qualifying contractual provision of a Qualifying Charter Contract providing for the relevant charter rate to be increased and/or reduced, by an amount which is not less than 0.5% of the relevant initial charter rate, and where any such increase and reduction in the charter rate is subject to and dependent on the alignment of the relevant vessel’s carbon intensity, measured by that vessel’s AER, EEOI, or some other broadly accepted emissions metric for which the International Maritime Organization produces a related trajectory, with such trajectory.
“SVO” means the Securities Valuation Office of the NAIC.
“Swap” means any trade or transaction entered into by the Company and a Hedge Counterparty under or pursuant to a Hedging Agreement.
“Swap Termination Value” means, in respect of any one or more Swaps, after taking into account the effect of any legally enforceable netting agreement relating to such Swaps, (a) for any date on or after the date such Swaps have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swaps, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swaps.
“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Taxing Jurisdiction” is defined in Section 13(a).
“Terminal Value” means, in respect of any Collateral Vessel: (a) the present value (using a discount rate of 10% per annum) of the forward projected value for such Collateral Vessel as at the maturity of the relevant Eligible Charter (which shall, for these purposes, take account of any extension option which is included for the purposes of the definition of Eligible Charter for such Collateral Vessel) as provided by Maritime Strategies International Ltd; or (b) if the Company has elected that VesselsValue valuations shall be used for all Collateral Vessels on the applicable calculation date, the fixed age valuation for such Collateral Vessel as at the maturity of the relevant Eligible Charter (which shall, for these purposes, take account of any extension option which is included for the purposes of the definition of Eligible Charter for such Collateral Vessel) as provided by VesselsValue (with no discount rate applicable). Where the Eligible Charter of any Collateral Vessel has been extended and the Terminal Value on any Test Date would otherwise be calculated on the basis of valuations which pre-date such extension, the Company shall be permitted to obtain an updated valuation for such Collateral Vessel which shall be used for the purposes of calculating the Terminal Value of such Collateral Vessel.
“Test Date” means: (a) any BB Test Date; and (b) any Determination Date.

“Total Assets” means, in respect of the Guarantor on a consolidated basis, the following, in each case as indicated on the most recently delivered financial statement of the Guarantor and its consolidated Subsidiaries:
(a)    all of the assets of the types presented on its consolidated balance sheet; less
(b)    assets under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that the Guarantor or any of its Subsidiaries is required to record on its books under GAAP even though such entity is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.
“Total Borrowings” means, in respect of the Guarantor on a consolidated basis and without duplication, in each case as indicated on the most recently delivered financial statement of the Guarantor and its Subsidiaries, the aggregate of the following:
(a)    the outstanding principal amount of any moneys borrowed; plus
(b)    the outstanding principal amount of any acceptance under any acceptance credit; plus
(c)    the outstanding principal amount of any bond, note, debenture or other similar instrument; plus
(d)    the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which would, in accordance with GAAP, be treated as a finance or capital lease; plus
(e)    the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under GAAP); plus
(f)    the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus
(g)    any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (c) above; and plus
(h)    the outstanding principal amount of any indebtedness of any Person other than a Subsidiary of the Guarantor of a type referred to in the above clauses of this definition which is the subject of a guarantee (or other agreement by which recourse is granted to the Guarantor) given by the Guarantor to the extent that such guaranteed indebtedness is determined and given a value in respect of the Guarantor on a consolidated basis in accordance with GAAP.
Notwithstanding the foregoing, “Total Borrowings” shall not include (a) Indebtedness or obligations arising from derivative transactions, such as protecting against interest rate or currency fluctuations or (b) Indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that the Guarantor is required to record on its books under GAAP even though the Guarantor is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.
“Total Loss” means in relation to a Collateral Vessel:

(a)    actual, constructive, compromised, agreed or arranged total loss of that Collateral Vessel;
(b)    requisition for title or other compulsory acquisition of that Collateral Vessel otherwise than by requisition for hire;
(c)    capture, seizure, arrest, detention, or confiscation of that Collateral Vessel by any government or by persons acting or purporting to act on behalf of any government or by any other Person which deprives the Vessel Owner of that Collateral Vessel or as the case may be the Charterer of the use of that Collateral Vessel for more than sixty (60) days after that occurrence; and
(d)    requisition for hire of that Collateral Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Vessel Owner or as the case may be the Charterer of the use of that Collateral Vessel for a period of sixty (60) days, other than a Charter of the Collateral Vessel to a government or government agency approved by the Company and either in accordance with the Requisite Program Debt, subject to Section 24.9, or by the Required Holders.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“UBO” means (a) any of Kyle Washington, Kevin Washington, Dennis Washington or any of their estate, spouse, and/or descendants; (b) any trust for the benefit of the Persons listed in (a); (c) Fairfax Financial Holdings Limited; (d) an Affiliate of any of the Persons listed in (a), (b) or (c); or (e) a combination of the foregoing.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“Vessel Disposition” has the meaning given to such term in Section 10.6.
“Vessel Disposition Date” means the date of any Vessel Disposition in accordance with the requirements set forth in Section 10.6.
“Vessel Owner” means any special purpose company that owns a Collateral Vessel and the entire issued share capital of which is acquired or to be acquired by the Company.
“Vessel Owner Account” means, in respect of any Vessel Owner, any account in the name of the applicable Vessel Owner opened or to be opened with the Account Bank into which Earnings shall be paid, as more particularly described in the relevant Account Charge relating thereto.
“Vessel Substitution Date” means the date of any vessel substitution in accordance with the requirements set forth in Section 10.5.